As filed with the Securities and Exchange Commission on March 24, 2006

                              Registration No. ____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

       Delaware                        2834                      13-2949462
(State or jurisdiction           (Primary Standard            (I.R.S. Employer
   of incorporation          Industrial Classification       Identification No.)
   or organization)                Code Number)

            Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road
                             Nanjing, Jiangsu, China
                             TEL. (86) 25 8320 5758
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          (Address and telephone number of principal executive offices)

            Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road
                             Nanjing, Jiangsu, China
                             TEL: (86) 25 8320 5758
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)
                      -------------------------------------
                                   Copies to:
                              Howard H. Jiang, Esq.
                                Baker & McKenzie
                           1114 Avenue of the Americas
                            New York, New York 10022
                               Tel. (212) 626-4100
                      -------------------------------------

         Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



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

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. [ ]

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. [ ]

TITLE OF EACH CLASS OF     NUMBER OF SHARES TO    PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
   SECURITIES TO BE         BE REGISTERED         OFFERING PRICE PER    AMOUNT AGGREGATE       REGISTRATION FEE (8)
      REGISTERED                                  SECURITY (1)          OFFERING PRICE(1)

Shares of common               1,229,155               $1.49               $1,831,441                $196
stock, $0.01 par value
per share (2)

Shares of common               2,725,000               $1.49               $4,060,250                $435
stock, par value $0.01
per share (3)

Shares of common                131,250                $1.49                $195,563                  $21
stock, par value $0.01
per share (4)

Shares of common               2,000,000               $1.49               $2,980,000                $319
stock, par value $0.01
per share (5)

Shares of common              13,663,367               $1.49               $20,358,417              $2,179
stock, par value $0.01
per share (6)

Shares of common                285,989                $1.49                $426,124                  $46
stock, par value $0.01
per share (7)
Total                         20,034,761               $1.49               $29,851,794              $3,196

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on March 23, 2006, which was $1.49.

         (2) Represents: (i) 750,835 shares issued by us upon conversion of our convertible notes on December 31, 2005 and (ii) 478,320 shares of our common stock issuable as of February 28, 2006 upon exercise of the warrants issued in January 2005.

         (3) Represents: (i) 1,362,500 shares of common stock issuable as of February 28, 2006 upon conversion of our Series A Preferred Stock issued in a private placements in June 2005, including 272,500 shares of common stock issuable because of penalty and (ii) 1,362,500 shares of our common stock issuable as of February 28, 2006 upon exercise of the warrants issued in June 2005, including 272,500 shares of common stock issuable because of penalty.

         (4) Represents: (i) 65,625 shares of common stock issuable as of February 28, 2006 upon conversion of our Series A Preferred Stock issued in a private placement in October 2005, including 3,125 shares of common stock



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

issuable because of penalty and (ii) 65,625 shares of our common stock issuable as of February 28, 2006 upon exercise of the warrants issued by us in October 2005, including 3,125 shares of common stock issuable because of penalty.

         (5) Represents: (i) 1,000,000 shares of common stock issued in a private placement in January 2006 and 1,000,000 shares of common stock issuable upon exercise of the warrants issued by us in January 2006.

         (6) Represents: (i) 6,831,683 shares of common stock issued in a private placement in March 2006 and 6,831,684 shares of common stock issuable upon exercise of the warrants issued by us in March 2006.

         (7) Represents: (i) 65,000 shares of common stock and 37,332 shares of common stock issuable as of February 28, 2006 upon exercise of the warrants we issued to WestPark Capital Inc. ("WestPark") and designees for services in the private placement of January 2005, including 10,666 shares of common stock issuable because of penalty (ii) 76,500 shares of common stock and 95,625 shares of common stock issuable as of February 28, 2006 upon exercise of the warrants we issued to WestPark and designees for services as our placement agents in the private placement of June 2005, including 19,125 shares of common stock issuable because of penalty and (iii) 5,625 shares of common stock and 5,907 shares of common stock issuable upon exercise of the warrants we issued to WestPark and designees for services as our placement agents in the private placement of October 2005, including 281 shares of common stock issuable because of penalty.

         (8) Calculated using $107.00 per million dollars.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.






















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

                   Subject to Completion, dated March 21, 2006

                                   PROSPECTUS

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

                            The Resale of 20,034,761
                             Shares of Common Stock

We are registering 20,034,761 shares of our common stock, par value $0.01 per share, on behalf of the selling shareholders identified under the heading "Selling Shareholders" in this prospectus. The selling shareholders may sell the stock from time to time in the over-the-counter market or any exchange on which our company may be listed in the future at the prevailing market price or in negotiated transactions.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the resale of our common stock pursuant to this offering. We have received proceeds from the sale of our convertible notes under private placements in January 2005, our Series A Preferred Stock in June, 2005 and October, 2005, our common stock on February 2, 2006 and March 10, 2006, as described in this prospectus. We may also receive proceeds from the exercise of certain warrants held by some of the selling shareholders, of which the underlying shares are also being registered hereby, if the selling shareholders exercise those warrants through a cash exercise.

         Our shares are currently quoted on the over-the-counter bulletin board (the "OTC Bulleting Board") under the symbol CHBP.OB.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  THE DATE OF THIS PROSPECTUS IS MARCH __, 2006

         The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information to which you might want to return. You should, however, read the entire prospectus carefully.




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

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................6
THE OFFERING..................................................................12
RISK FACTORS..................................................................13
USE OF PROCEEDS...............................................................22
SELLING SHAREHOLDERS..........................................................23
PLAN OF DISTRIBUTION..........................................................27
MANAGEMENT....................................................................33
BUSINESS DESCRIPTION..........................................................42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS....................................................................54
CRITICAL ACCOUNTING POLICIES..................................................54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................61
EXPERTS.......................................................................62
TRANSFER AGENT................................................................63
ADDITIONAL INFORMATION........................................................63
FINANCIAL STATEMENTS.........................................................F-1


















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

                               PROSPECTUS SUMMARY

         This prospectus summary contains information about our company, our business, our products and our recent private placements that we believe is most important. This summary is qualified in its entirety by the more detailed information on these and other topics appearing elsewhere in this prospectus, including the information under the heading "Risk Factors" and the information contained in the Financial Statements. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully for a complete understanding of our business. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         Unless otherwise indicated, all share and per share data in this prospectus do not give effect to shares issuable upon exercise of outstanding options and warrants. Certain financial information included in this prospectus has been derived from data originally prepared in Renminbi (RMB), the currency of the People's Republic of China. For purposes of this prospectus, a conversion rate of US$1.00 to RMB8.30 was utilized. There is no assurance that RMB amounts could have been or could be converted into US dollars at that rate.

         As used in this  prospectus,  unless the  context  otherwise  requires,
"we", "us", "our", "the Company", "our company" refers to China Biopharmaceuticals Holdings, Inc. and all of its subsidiaries and affiliated companies.

OUR COMPANY

         We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in the People's Republic of China ("China" or PRC").

         We, a Delaware corporation, were originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into China Biopharmaceuticals Holdings, Inc. (CBH), its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger. Effective August 28, 2004, CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co., Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China. It was founded and spear-headed by graduates from China Pharmaceutical University to engage in new drug research and discovery and in the development of new drug screening technologies.

         On February 27, 1986, our stockholders approved the divestiture and sale of those assets of our company as pertained to its then camera manufacturing and photography operations as well as the sale of certain shares of stock in a photographic related company owned by it and its interest in our then owned premises. The sale was consummated as of February 28, 1986. After such divestiture, our activities consisted of the holding of interests in various companies and the seeking out of acquisition and joint-venture opportunities in various fields of business endeavor. On May 27 1988, we filed with the Securities and Exchange Commission (the "SEC") a notification of election to be treated as a "Business Development Company" ("BDC") as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). The decision to become a BDC was made primarily to better reflect our anticipated future business and development relationships. A BDC is an investment company designed to assist eligible portfolio companies with capital formation. As a result of the reorganization the acquisition of CBC pursuant to the Exchange Agreement, we are no longer a BDC and are now an operating company.

         On August 4, 2004, we filed Definitive Information Statement ("Information Statement") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying its shareholders the execution and pending implementation of an Agreement and Plan of Merger was signed by and between Globus Growth Group, Inc., a New York corporation ("Globus Growth") and the predecessor of our company and its wholly owned subsidiary in the State of Delaware under the name of China Biopharmaceuticals Holdings, Inc.("CBH"). The Agreement and Plan of Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, according to which Globus Growth merged with and into our company, ceasing its



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

corporate existence and having CBH as the surviving corporation of the merger (the "Merger"). In the Merger, all issued and outstanding shares of the common stock of Globus Growth have been converted into shares of our common stock. On August 28, 2004, the internal reorganizational Merger was completed with Globus Growth merging into CBH as the surviving entity.

         Pursuant to a share exchange agreement ("Exchange Agreement") between CBH, CBC, Keyuan, and MAO Peng as the sole shareholder of CBC, we received all of the issued and outstanding common stock of CBC in exchange for 20,842,779 shares of restricted (as defined in Rule 144 of the Securities Act of 1933, as amended) our common stock, par value $0.01 per share, representing approximately 90% of the issued and outstanding common capital stock of our company following the time of the issuance. As of March 15, 2006, there were 36,848,400 issued and outstanding shares of our common stock and 336 holders of record.

         On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments.

         On June 11, 2005, we signed a purchase agreement, which was amended on August 3, 2005 under which, we acquired controlling ownership interest (approximately 51%) in Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51% ownership interest in Erye is $3,000,000 cash to be paid in installments, and 3,300,000 of common shares valued at $1.00 per share or $3,300,000. Out of the $3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired Erye for working capital and/or expansion purposes.

         On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, we are to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000.

         The shares of our common stock are quoted on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol CHBP.OB.

         Although to date we have been successful in developing our business and products, we face many challenges typically faced by a growing company, including limited access to capital, competition, research and development risks, among many other risks. Our inability to overcome these risks could have an adverse effect on our operations, financial condition and prospects. Investments in our company may also be materially and adversely affected by the fluctuation of the Renminbi.

BUSINESS DESCRIPTION

         Our business is composed of three parts: Research & Development, Raw Materials, and Manufacturing.

         Research & Development

         We, through our indirectly held subsidiary Keyuan, have a robust research and development ("R&D") team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicine products. Keyuan has developed a solid discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. Keyuan also has a rich existing product pipeline. The technological backbone of the Keyuan advanced R&D capabilities is a Drug Screening and Testing System--an advanced drug screening



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

and testing system based on certain bio-technologies that have only recently been made possible by rapid technological advances in the Post-Genomics Era. This proprietary gene-level technology platform enables Keyuan to deliver the next generation of drugs--which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes. The technology team is lead by capable drug research scientists and development experts China. Keyuan has a product pipeline containing approximately forty major products, including eight new drugs that are ready for commercialization in China. Keyuan also offers contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. Keyuan has built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. Keyuan collaborates with China Pharmaceutical University in enhancing the resources of chemical compounds in LTDC. Keyuan builds LTDC to both accelerate its own drug discovery and to generate revenue in the form of access fees paid by other pharmaceutical companies. We charge access fee of US$60,000 per access.

         We spent $302,042 in year 2003 and $326,205 in year 2004, respectively, on our research and development.

         Raw Materials

         Our subsidiary Hengyi specializes in research and development, production and sales of chemicals and intermediaries used in pharmaceutical products as well as pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers.. Hengyi can manufacture and provide most of the raw materials for our production pipeline, enabling us to lower our production cost and gain competitive advantages.

         Manufacturing

         Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard set by the State Food and Drug Administration ("SFDA") of China and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

         Our recently acquired subsidiary, Tianyin, is a pharmaceutical company specializing in research and development, production and sales of pharmaceutical products as well as traditional Chinese medicine products, integrating China's natural medicinal resources with modern high technology.

         Tianyin has established sophisticated management team organization system and distribution channel, and was titled as Provincial Good Pharmaceutical Enterprise in Sichuan Province. Tianyin has seven production lines, including oral liquid line, syrup line, granule line, capsule line, tablet line, complex line, oral solution line, and all of them have passed GMP certification on August 2003. Tianyin's products include both traditional Chinese medicines and Chemical medicines, such as Qing Re Jie Du Kou Fu Ye, Xue Lian Chong Cao He Ji, Hu Gan Ning Pian, Fen Tong An Jiao Nang, Wei Kang Ling Jiao Nang, for the treatment of cold, kidney problem, impotence, hepatitis, arthritis, gastritis respectively.

ABOUT OUR PRODUCTS

         Our products can be divided into three categories; new drugs through R&D, drug materials & intermediates and commercialized drugs:




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

         New drug:

         We, through our subsidiary Keyuan, have a product pipeline of about forty major new drugs for the treatment of diseases such as cardiovascular and infectious diseases. We intend to commercialize or license eight drugs during the years 2006. We plan to commercialize the majority of its drugs and license and sell the remaining of its drugs.

         Drug Materials & Intermediates

         Our subsidiary, Hengyi, manufactures 24 major products all sold abroad such as US and European countries. Below is the list of products that Hengyi manufactures.

         Commercialized Drugs

         Erye and Tianyin, our subsidiaries manufacture drug products all sold in the market of China.

OUR RECENT PRIVATE PLACEMENTS

         Private   placement  closed  in  January,   2005  (the  "Notes  Private
Placement")

         In January, 2005, we raised a gross proceeds of $500,000 through the sales of promissory note , pursuant to a subscription agreement, to which we refer as the Notes Subscription Agreement, which we entered into with twenty
(20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes ("Notes" or "Convertible Notes") for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the "Maturity"), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September, 2005, sixteen of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. As of December 31, 2005, all of the Notes have been either converted into Shares or have been redeemed. In addition, as an inducement for the Notes Subscribers to extend the maturity date, we have issued 42,500 additional shares to these Notes Holders who agreed to grant us the extension as described above,

         Upon the execution of the Notes Subscription Agreement, we also issued to the Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the "Notes Warrants"). The exercise price of the majority of Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 Shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issue date of the Notes Warrants. See also "Selling Shareholders."

         WestPark Capital Inc. ("WestPark") acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 65,000 Shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 Shares under the same terms as described in the preceding paragraph.

         Pursuant to the Notes Subscription Agreement, we are required to file with the Securities and Exchange Commission ("SEC") a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the Shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and WestPark in the private placement. In addition, pursuant to the Notes Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in June, 2005 (the "Initial Preferred A Private Placement")

         In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight (28) accredited investors, to which we collectively refer as the Initial

Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription Agreement, the Initial Preferred A Subscribers received shares of our Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into Shares. For more information on Series A Convertible Preferred Stock, see "Description of Securities."

         Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Initial Preferred A Subscription Agreements ("Initial Preferred A Warrants"). The exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are entitled to purchase an aggregate amount of 1,090,000 Shares. The Initial Preferred A Warrants may be exercised only in full. The Initial Preferred A Warrants will expire three (3) years from the issue date of the Initial Preferred A Warrants.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 76,500 Shares in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 Shares under the same terms as described in the preceding paragraph.

         Private placement closed on October 19, 2005 (the "Subsequent Preferred A Private Placement")

         On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial Preferred A Subscription Agreement, the "Preferred A Subscription Agreement"), with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A Subscribers, the "Preferred A Subscribers"). Pursuant to the Subsequent Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers received 62,500 shares of our Series A Convertible Preferred Stock.

         Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Subsequent Preferred A Subscription Agreement ("Subsequent Preferred A Warrants", and together with the Initial Preferred A Warrants, the "Preferred A Warrants"). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers are entitled to purchase an aggregate amount of 62,500 Shares.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph.

         Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the Shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements. In addition, pursuant to the Preferred A Subscription Agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in February 2, 2006 (the "Initial Common Stock Private Placement")

         On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement, we issued one million (1,000,000) shares of our common stock to the Initial Common Stock Purchaser at $1.00 per share.

         Upon the execution of the Initial Common Stock Securities Purchase Agreement, we also issued to the Initial Common Stock Purchaser one million (1,000,000) warrant with an exercise price of $1.25 per share of common stock ("Initial Common Stock Warrants"). The Initial Common Stock Warrants will expire four (4) years from the date of the issuance.

         Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.25 per share.

         Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

         Pursuant to a registration rights agreement entered between the Initial Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the Shares and Shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively

         Private placement closed on March 10, 2006 (the "Subsequent Common Stock Private Placement")

         On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued 6,831,863 Shares to the Subsequent Common Stock Purchaser at $1.01 per share.

         Upon the execution of the Subsequent Common Stock Securities Purchase Agreement, we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock ("Subsequent Common Stock Warrants"). The Subsequent Common Stock Warrants will expire four
(4) years from the date of the issuance.

         Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.01 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.26 per share.

         Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

         Pursuant to a registration rights agreement entered between the Subsequent Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the Shares and Shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively

                                  THE OFFERING

Common stock outstanding prior to this offering (March 15, 2006)  36,848,400
Common stock being offered for resale to the public               20,034,761(1)
Common stock outstanding after this offering                      48,250,643 (1)

Percentage of common stock outstanding following this offering    41.5%
that shares being offered for resale represent

Total proceeds raised by offering:      we will not  receive any  proceeds  from
                                        the resale of our common stock  pursuant
                                        to  this  offering.   We  have  received
                                        $500,000  in  gross  proceeds  from  the
                                        holders of  Convertible  Notes under the
                                        Notes Private  Placement,  $1,152,500 in
                                        gross  proceeds  from  the  Preferred  A
                                        Private Placements,  $1,000,000 in gross
                                        proceeds  from the Initial  Common Stock
                                        Private  Placements  and  $6,900,000  in
                                        gross   proceeds  from  the   Subsequent
                                        Common Stock Private  Placement.  We may
                                        also receive some proceeds if any of the
                                        selling   shareholders   exercise  their
                                        warrants through cash exercise.

Use of proceeds:                        Any proceeds we may receive will be used
                                        for   acquisition   of  businesses   and
                                        general corporate purposes.

(1)      Assumes that all of the shares being registered hereby will be issued.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risks. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

CHINA RELATED RISKS

         Our assets are located in China and its revenues are derived from its operations in China

         In terms of industry regulations and policies, the economy of China has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of State-owned Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our company's future manufacturing expansions. The Chinese government also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, our company's development of research and development technologies and products is subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

         Political and economic risks

         China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect our performance.

         Risks related to interpretation of China laws and regulations which involves significant uncertainties

         China's legal system is based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse effect on our business operations.

FOREIGN EXCHANGE CONTROL RISKS

         Currency conversion and exchange rate volatility could adversely affect our financial condition.

         The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

         Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC.

         Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

         Enterprises in PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

         Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

         We are a FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

         Since 1994, the exchange rate for Renminbi against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar. As our operations are primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.

REGULATORY RISKS

         Governmental regulatory and policy risks

         We must follow various government regulations and in particular, the SFDA regulations. Government regulations may have material impact on our operations, increase costs and could prevent or delay our company in licensing, manufacturing and selling our products. Our research, development, testing, manufacturing and marketing activities are subject to various governmental regulations in China, including health and drug regulations. Government regulations, among other things, cover the inspection of and controls over testing, manufacturing, safety and environmental considerations, efficacy, labeling, advertising, promotion, record keeping and sale and distribution of pharmaceutical products. We will not be able to license, manufacture, sell and distribute the vast majority of its products without a proper approval from government agencies and in particular the SFDA.

There is no assurance that we will obtain such approvals.

         In addition, delays or rejections may be encountered based upon additional government regulation from future legislation, administrative action or changes in governmental policy and interpretation during the period of product development and product assessment. Although we have, so far, obtained the marketing rights for selling some of our products in China, we may not continue to receive and maintain regulatory approvals for the sales of these products. Our marketing activities are also subject to government regulations with respect to the prices that we intend to charge or any other marketing and promotional related activities. Government regulations may substantially increase our costs for developing, licensing, manufacturing and selling products, impacting negatively on our operation, revenue, income and cash flow.

         There  could  be  changes  in   government   regulations   towards  the
pharmaceutical Industries that may adversely affect our business.

         The manufacture and sale of pharmaceutical products in the PRC is heavily regulated by many state, provincial and local authorities. These regulations significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability depend to a large extent on our ability to obtain regulatory approvals.

         The State Food and Drug Administration of China recently implemented new guidelines for licensing of pharmaceutical products. All existing manufacturers with licenses, which are currently valid under the previous guidelines, are required to apply for the Good Manufacturing Practices ("GMP") certifications by June 30, 2004, and to receive approvals by December 31,2004. We have received our certifications. However, should we fail to receive or maintain the GMP certifications under the new guidelines in the future, our businesses would be materially and adversely affected.

         Moreover, the laws and regulations regarding acquisitions of the pharmaceutical industry in the PRC may also change and may significantly impact our ability to grow through acquisitions.

COMPANY'S RELATED RISKS

         Risks related to our strategy and risks related to our inability to carry out such strategy

         Our strategy may be based on wrong assumptions and may be seriously flawed and may even in fact damage our performance, competitive position in the market and even our ability to survive in the market place. Even if the strategy is correct, we may never be able to successfully implement our strategy or implement the strategy in the desired fashion. These risk factors may cause major risks to our performance and even survival.

         Risks related to the implementation of our operational and marketing plan

         Our operational plan and marketing plan may be seriously flawed and even in fact damage our performance, competitive position in the market and even our ability to survive in the market place. Even if the operational plan and the marketing plan are correct, we may never be able to successfully implement the plans or implement the strategy in the desired fashion. These risk factors may cause major risks to our performance and even survival.

         Risks related to our products and services

         Our products and services involve direct or indirect impact on human health and life. The drugs, products and services provided may be flawed and cause dangerous side effects and even fatality in certain cases and lead to major business losses and legal and other liabilities and damages to us.

         Risks related to product liability claims

         We face an inherent business risk of exposure to product liability claims in the event that the use of our technologies or products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any problems associated with claims by users of our products. However, that does not mean that we will not have any problems with respect to our products in the future. In addition, our product liability insurance may not be adequate to cover such claims and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums.

         Risks related to our technology and our platforms

         Our technologies and platforms may be seriously defective and flawed producing wrong and harmful results, exposing us to significant liabilities. Even if they are not defective or flawed, these technologies and platforms may become outdated, losing their value and thus affect our competitive advantages.

         Risks related to competition

         We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our market is a large market with many competitors. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

         Marketing risks

         Newly developed drugs and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, we must develop and manufacture our products to accurately target specific markets to ensure product sales. If we fail to invest in extensive market research to understand the health needs of consumers in different geographic areas, we may face limited market acceptance of our products, which could have material adverse effect on our sales and earning.

         Risks related to research and the ability to develop new drugs

         Our growth and survival depends on our ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if we fail to make sufficient investments in research, be attentive to consumer needs or do not focus on the most advanced technologies, our current and future products could be surpassed by more effective or advanced products of other companies.

         Risks relating to difficulty in defending intellectual property rights from infringement

         Our success depends, in large part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. Numerous patents covering our technologies have been issued to us, and we have filed, and expect to continue to file, patent applications seeking to protect newly developed technologies and products in various countries, including China. Some patent applications in China are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, we may not be the first to invent, or file patent applications on any of our discoveries. Patents may not be issued with respect to any of our patent applications and existing or future patents issued to or licensed by us may not provide competitive advantages for our products. Patents that are issued may be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent our competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

         We also rely on trade secrets, non-patented proprietary expertise and continuing technological innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

         Risks relating to third parties that may claim that we infringe on their proprietary rights and may prevent us from manufacturing and selling certain of our products

         There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

         o require us to incur substantial expense, even if we are insured or successful in the litigation;

         o require us to divert significant time and effort of our technical and management personnel;

         o result in the loss of our rights to develop or make certain products; and

         o require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

         Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling some of our products or increase our costs to market these products.

         In addition, when seeking regulatory approval for some of our products, we are required to certify to regulatory authorities, including the SFDA, that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against us. Any lawsuit would delay regulatory approval by the SFDA. A claim of infringement and the resulting delay could result in substantial expenses and even prevent us from manufacturing and selling certain of our products.

         Our launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to us. Depending upon the circumstances, a court may award the patent holder damages equal to three times their loss of income. If we are found to infringe a patent held by a third party and become subject to such treble damages, these damages could have a material adverse effect on the results of our operations and financial condition.

         Risks related to acquisitions

         A major part of our strategy involves acquisitions of other companies and products and technologies. We may not be able to complete successfully such acquisitions due to the lack of capital and other factors. Even if we can complete such acquisitions, we may not be able to absorb and integrate the acquired operation and assets successfully into our currently operation. We may even make wrong acquisitions.

         Risks related to financial reports and estimates

         Our company is subject to critical accounting policies and actual results may vary from our estimates. Our company follows generally accepted accounting principles for the United States in preparing its financial statements. As part of this work, we must make many estimates and judgments concerning future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in the future.

         Risks related to significant financing needs

         We need significant amount of capital to invest in our research and development, in our acquisitions and in our operations. We may not be able to identify and raise sufficient capital in a timely manner to finance our research and development activity, operation, acquisitions, growth and even survival. Even if such financings are available, they may not be timely or sufficient or on the terms desirable, acceptable or not harmful to our existing shareholders.

         Risks related to growth and the ability to manage growth

         For our company to survive and to succeed, we have to consistently grow. However, the management and we may not be able to achieve or manage such growth. The inability to achieve and maintain and manage growth will significantly affect our survival and market position.

         Dependence on key personnel

         We depend on our key management and technological personnel. The unavailability or departure of such key personnel may seriously disrupt and harm our operations, business and the implementation of our business strategy and plans. Although most of these personnel are founders and shareholders of our company, there can be no assurance that we can be successful in retaining them.

         Risks related to not declaring or paying any dividends to our shareholders

         We did not declare any dividends for the year ended December 31, 2005. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

         It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the united states.

         As our operations are presently based in China and our key directors and officers reside in China, service of process on our company and our key directors and officers may be difficult to effect within the United States. Also, our main assets are located in China and any judgment obtained in the United States against us may not be enforceable outside the United States.

         Most of our assets are located in china, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

         Our assets are predominantly located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

RISKS RELATED TO COMMON STOCK

         Risks of lack of liquidity and volatility risks

         Currently our common stock is quoted in the OTC Bulletin Board market, the liquidity of our common stock may be very limited and affected by its limited trading market. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and are subject to abuses and volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

         The trading volume of our common stock may be limited and sporadic. As a result of such trading activity, the quoted price for our common stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock and as a result, the market value of our common stock likely would decline.

         Risks related to penny stocks

         Our common stock may be subject to regulations prescribed by the SEC relating to "Penny Stock." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If our common stock meets the definition of a penny stock, it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investor, generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

         Risks of depressed price and downward pressure on the shares

         A significant number of our shares will be eligible for sale and their sale could depress the market price of our stock. Sales of a significant number of shares of our common stock in the public market following the merger and related transactions could harm the market price of our common stock. Moreover, as additional shares of our common stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock.

         In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

         Existing shareholders may experience some dilution

         We have issued convertible preferred stock and warrants to different investors. Conversion of these preferred stock and exercise of these warrants may cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon conversion or exercise. In addition, sales of the shares of our common stock issuable upon conversion of the preferred stock or exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock..

         Moreover, we may need to raise additional funds in the future to finance new developments or expand existing operations. If we raise additional funds through the issuance of new equity or equity-linked securities, other than on a pro rata basis to our existing shareholders, the percentage ownership of the existing shareholders may be reduced. Existing shareholders may experience subsequent dilution and/or such newly issued securities may have rights, preferences and privileges senior to those of the existing shareholders.

         Risks related to concentration of ownership

         Certain of our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders. Certain of our officers, directors and principal stockholders control a significant percentage of our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all Registrant's stockholders.

         Special note regarding forward-looking statements This prospectus contains forward-looking statements. These statements relate to our growth strategy and our future financial performance, including our operations, economic performance, financial condition and prospects, and other future events. We generally identify forward-looking statements by using such words as "anticipate," "believe", "can", "continue", "could", "estimate", "expect", "intend", "may", "plan", "potential", "seek", "should", "will", or variations of such words or other similar expressions and the negatives of such words. These forward-looking statements are only predictions and are based on our current expectations.

         In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements, including the risks outlined under "Risk factors" and elsewhere in this prospectus. Some of the more significant known risks that we face are uncertainty regarding market acceptance of our products and services and our ability to generate revenue or profit. Other important factors to consider in evaluating our forward-looking statements include:

>> our possible inability to execute our strategy due to changes in our industry or the economy generally;

>> our possible inability to execute our strategy due to changes in political, economic and social conditions in the markets in which we operate;

>>       uncertainties associated with currency exchange fluctuations;

>> changes in laws and regulations governing our business and operations or permissible activities;

>>       changes in our business strategy; and

>>       the success of our competitors and the emergence of new competitors.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements on our current expectations and projections about future events and financial, political and social trends and assumptions we made based on information currently available to us. These statements may be affected by inaccurate assumptions we might have made or by known or unknown risks and uncertainties, including the risks and uncertainties described in "Risk factors." In light of these assumptions, risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated and actual results could differ materially from those anticipated or implied by the forward-looking statements.

         Forward-looking statements contained herein speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to update publicly or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission (SEC) after the date of this prospectus.

                                 USE OF PROCEEDS

         We are registering these shares pursuant to the registration rights granted to the selling shareholders in our recent private placements. We will not receive any proceeds from the resale of our common stock under this offering. We have, however, received proceeds from the sale of securities convertibles into our common stock to: (i) the Notes Subscribers in the Notes Private Placement of approximately $500,000, (ii) the Preferred A Subscribers in the Preferred A Privately Placements of approximately $1,152,500, (iii) the Initial Common Stock Purchaser in the Initial Common Stock Private Placement of approximately $1,000,000 and (iv) the Subsequent Common Stock Purchaser in the Subsequent Common Stock Private Placement of approximately $6,900,000.

         Net proceeds are approximately $460,000 in connection with the Notes Private Placement, $993,099 in connection with the Preferred A Private Placements, $984,990 in connection with the Initial Common Stock Private Placement, and $6,193,806 in connection with the Subsequent Common Stock Private Placement.

         We may also receive proceeds from the issuance of shares of common stock to the holders of the warrants if they exercise their warrants through a cash exercise. If each of the Notes Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $717,480, including the shares issuable as penalty as of February 28, 2006; if each of the Preferred A Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $2,856,250, including the shares issuable as penalty as of February 28, 2006; if each of the Initial Common Stock Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $1,250,000; if each of the Subsequent Common Stock Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $8,607,922. In addition, if all of the warrants issued to the private placement agents are exercised, we estimate that we may receive up to an approximately addition $259,062, including the shares issuable as penalty as of February 28, 2006.

         We have not allocated a specific purpose to these proceeds from the exercise of the warrants because we are not sure if we will receive it.


                              SELLING SHAREHOLDERS

         The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock set forth below.

         When we refer to "selling shareholders" in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders' interests in shares of our common stock other than through a public sale.

         The following table sets forth, as of the date of this prospectus, the name of each selling shareholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling shareholder may offer pursuant to this prospectus. The common stock being offered by the selling shareholders was acquired from us in the private placements that were completed in January 2005, June 14, 2005, October 19, 2005,
February 2, 2006 and March 10, 2006. The shares of common stock offered by the selling shareholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were accredited investors and were acquiring our common stock for investment and had no present intention of distributing the common stock. We have agreed to file a registration statement covering the common stock received by the selling shareholders with respect to the resale of the common stock from time to time by the selling shareholders, and this prospectus forms a part of such registration statement. Except as noted below, none of the selling shareholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling shareholders is or was affiliated with registered broker-dealers.

         We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of common stock. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible   Preferred      Common      exercise of    Prior to    Being   offering (5)
         Investor             Notes (1)    Stock (2)     Stock (3)    Warrants (4)  Offering  Registered     (6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Kaare Kolstad                  135,001      31,250          --         124,582      290,833    290,833       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Kevin Varner                   20,833         --            --            --        20,833     20,833        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Evan Collins                   20,833         --            --            --        20,833     20,833        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Hanka Lew (7)                   2,500       31,250          --          54,582      88,332     88,332        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Felicia Grossman(7)             2,500       31,250          --          54,582      88,332     88,332        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Stuart Michael(7)               2,500       31,250          --          54,582      88,332     88,332        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Paul Michaels (8)                --           --            --          31,250      31,250     31,250        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Tony Pintsopoulos (8)            --           --            --          10,416      10,416     10,416        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David Weinberg (8)               --           --            --          18,332      18,332     18,332        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Thomas and Sally Ashmore         --                                                                          --
(8)                                           --            --          10,416      10,416     10,416
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David and Marian Fass(7)        2,500         --            --          23,332      25,832     25,832        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeffrey and Jamie               2,500                                                                        --
Schnapper(7)                                  --            --          23,332      25,832     25,832
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Wayne Robbins(7)                1,250         --            --          11,666      12,916     12,916        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
William F. Donovan             22,083         --            --          11,666      33,749     33,749        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David A. Chazanovitz           22,083         --            --          11,666      33,749     33,749        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Gilbert D. Raker(7)             1,000         --            --          9,332       10,332     10,332        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------



                                       23

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible   Preferred      Common      exercise of    Prior to    Being   offering (5)
         Investor             Notes (1)    Stock (2)     Stock (3)    Warrants (4)  Offering  Registered     (6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Colin Poole(7)                  2,500         --            --          23,332      25,832     25,832        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jay and Bernice Salomon (7)     3,750         --            --          35,000      38,750     38,750        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harry Steinmetz                44,167       62,500          --          85,832      192,499    192,499       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Barbara Michaels                4,417         --            --          2,332        6,749      6,749        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Morton Globus                  41,667       62,500          --          62,500      166,667    166,667       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Samuel Globus (9)              154,167      15,625        24,752        40,377      245,458    234,922       0%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Dorothy S. Globus (10)         154,167      15,625        24,752        40,377      245,458    234,922       0%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Neal Scott (11)                 4,000         --            --          4,835        8,835      8,835        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michelle-Lee Cona (11)          4,000         --          6,000         5,935       15,935     15,935        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeffrey Goldberg (11)           1,000         --            --          1,027        2,027      2,027        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Marissa McKelvey (11)           1,000         --          2,000           --         3,000      3,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
West Park Capital (11)          6,400         --          17,253        23,184      46,837     46,837        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Starobin Partners, Inc. (11)   37,400         --          3,612         72,455      113,467    113,467       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michael Nimaroff                 --         62,500          --          62,500      125,000    125,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Steven S. Myers                  --         250,000         --         250,000      500,000    500,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Anthony Pintsopoulos             --         15,625          --          15,625      31,250     31,250        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Bernard Mermelstein              --         62,500          --          62,500      125,000    125,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Raymond J. Markman               --         125,000         --         125,000      250,000    250,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Aaron Dobrinsky                  --         31,250          --          31,250      62,500     62,500        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Francis Elenio                   --         15,625          --          15,625      31,250     31,250        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
William Donovan                  --         31,250          --          31,250      62,500     62,500        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Isaac Michalovsky                --         15,625          --          15,625      31,250     31,250        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
The Watley Group LLC             --         31,250          --          31,250      62,500     62,500        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Takeley Investments Limited      --         62,500          --          62,500      125,000    125,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard D. Globus (12)           --         125,000         --         125,000      749,035    250,000      1.4%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Stephen E. Globus                --         18,750          --          18,750      523,214    37,500       1.3%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alice J. Globus                  --         12,500          --          12,500      25,000     25,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jane Globus                      --         12,500          --          12,500      244,638    25,000        0%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
SRG Capital Partnership          --         62,500          --          62,500      128,500    125,000       0%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Regina Norman                    --         12,500          --          12,500      25,000     25,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Anthony Ippilito                 --         12,500          --          12,500      25,000     25,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Ronald P. Globus                 --         62,005          --          62,005      481,152    124,010       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alpine Venture                   --         27,500          --          27,500      55,000     55,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Adrienne Landau                  --         27,500          --          27,500      55,000     55,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
William L. Sheppard              --         13,750          --          13,750      27,500     27,500        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Paula Lev                        --           --          30,000          --        30,000     30,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeremy Brown                     --           --           840            --          840        840         --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Young Israel of Great Neck       --           --          2,000           --         2,000      2,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
GCE Property                     --           --        1,000,000     1,000,000    2,000,000  2,000,000      --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Elaine P. Fields                 --           --          39,356        39,356      78,713     78,713        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------

                                       24

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible   Preferred      Common      exercise of    Prior to    Being   offering (5)
         Investor             Notes (1)    Stock (2)     Stock (3)    Warrants (4)  Offering  Registered     (6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Victor Dowling                   --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Victor & Jody Dowling            --           --         198,020       198,020      396,040    396,040       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Paul Masters                     --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Berdon LP                        --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Rock Associates                  --           --          24,752        24,752      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Beechwood Ventures               --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harold E and Connie Crowley      --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Nicholas Stock                   --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard  and Ken Etra            --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Rabbit Trust (Chris Coelho)      --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
William Oliver                   --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David Baum                       --           --         198,020       198,020      396,040    396,040       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Kurt Stowell                     --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Francis Discala                  --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David French                     --           --          99,010        99,010      198,020    198,020       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Summit View Parnership           --           --          50,000        50,000      100,000    100,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Donald Papcsy                    --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard Ross                     --           --         100,000       100,000      200,000    200,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michael Ross                     --           --         100,000       100,000      200,000    200,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Edoardo Grigone and
Giuseppina Tradito               --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Agustin De La Reta and
Gabriela Calle                   --           --          99,010        99,010      198,020    198,020       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michael Bailey                   --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Certified Systems                --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Colin and Gursharn Harvey        --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jasuns Holdings Limited          --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Vincent John                     --           --          24,752        24,752      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Carlos Lee                       --           --          24,752        24,752      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Dennis Loeser                    --           --          24,752        24,752      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Robert Mynett                    --           --          24,752        24,752      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Simon Clarke                     --           --          24,752        24,752      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Globus Brothers Studio           --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Brian O' Regan                   --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Andrew Richards                  --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Philip Rushby                    --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Duncan Scott                     --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alan and Sheena Taylor           --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Andrew Telford                   --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Pricaspian Development Corp.    --           --          99,010        99,010      198,020    198,020       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alios Wollnik                    --           --          24,752        24,752      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------

                                       25

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible   Preferred      Common      exercise of    Prior to    Being   offering (5)
         Investor             Notes (1)    Stock (2)     Stock (3)    Warrants (4)  Offering  Registered     (6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard Olson                    --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Adrian Kimberley                 --           --          49,505        49,505      99,010     99,010        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
QVT Fund LP                      --           --         990,099       990,099     1,980,198  1,980,198      --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Lewis Opportunity Fund LP        --           --         297,030       297,030      594,059    594,059       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Vision Opportunity Master
Fund, LTD                        --           --         990,099       990,099     1,980,198  1,980,198      --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Portside Growth and
Opportunity Fund                 --           --         125,000       125,000      250,000    250,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
DKR Soundshore Oasis
Holding Fund Ltd                 --           --         250,000       250,000      500,000    500,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Double U Master Fund LP          --           --          99,010        99,010      198,020    198,020       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harborview Master Fund LLP       --           --         148,515       148,515      297,030    297,030       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alpha Capital AG                 --           --         495,050       495,050      990,099    990,099       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Monarch Capital Fund Ltd         --           --         247,525       247,525      495,050    495,050       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Meadowbrook Opportunity
Fund LLC                         --           --         250,000       250,000      500,000    500,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Forum Global Opportunity
Master Fund                      --           --         150,000       150,000      300,000    300,000       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Sibex Capital Fund Inc           --           --         297,030       297,030      594,059    594,059       --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Red Tiger Holdings               --           --            --          49,505      49,505     49,505        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Carmelo E Troccoli               --           --            --          47,777      47,777     47,777        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jonathan C. Rich                 --           --            --          19,096      19,096     19,096        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harborview Capital
Management LLC                   --           --            --          27,792      27,792     27,792        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Legend Merchant Group, Inc.      --           --            --          7,247        7,247      7,247        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Sam Ottensoser                   --           --            --          3,749        3,749      3,749        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Randy Fields                     --           --            --          12,011      12,011     12,011        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Tom Suppanz                      --           --            --          8,440        8,440      8,440        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Dani Sabo                        --           --            --          8,000        8,000      8,000        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Sean Martin                      --           --            --          52,739      52,739     52,739        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Marco Racca                      --           --            --           496          496        496         --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jody Giraldo                     --           --            --          1,237        1,237      1,237        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Brad Barnard                     --           --            --          1,237        1,237      1,237        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeffery Auerbach                 --           --            --          44,977      44,977     44,977        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Scott Shames                     --           --            --          44,977      44,977     44,977        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David Rich                       --           --            --          2,679        2,679      2,679        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Robert Bookbinder                --           --            --          1,892        1,892      1,892        --
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Totals                         694,218     1,259,375    7,893,388     9,941,077    21,598,174 19,788,058    2.7%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------

(1) Including (i) original amount of shares issueable upon conversion of the Convertible Notes, (ii) shares issued to investors who agreed to extend the maturity date of the Convertible Notes to December 31, 2005 ("Extension Shares"), and (iii) shares issued under penalty as of December 31, 2005 when all the Convertible Notes were either converted or redeemed.
(2) Including (i) original number of shares issueable upon conversion of the Series A Convertible Preferred Stock and (ii) shares issuable under the penalty as of February 28, 2006.

(3) Including (i) shares issued in the Initial Common Stock Private Placement and (ii) shares issued in the Subsequent Common Stock Private Placement.
(4) Including shares issuable under (i) Notes Warrants, (ii) Preferred A Warrants, (iii) Initial Common Stock Warrants and (iv) Subsequent Common Stock Warrants.
(5) Assumes that each named selling shareholder sells all of the shares of common stock it holds (including the shares it will hold pursuant to the exercise of warrants, as applicable) that are covered by this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, subsequent to the date as of which we obtained information regarding its holdings. Because the selling shareholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares of common stock (or actual percentage of the class of common stock) that will be held by any selling shareholder upon completion of the offering.
(6) Calculated based on Rule 13d-3(d)(i) of the Exchange Act of 1934, as amended, using shares of 36,848,400 common stock outstanding as of March 15, 2004.
(7)These selling stock holders redeemed their Convertible Notes on December 31, 2005. They have received certain number of Extension Shares as consideration for their agreements that the maturity date of the Convertible Notes were extended to December 31, 2005.
(8) These selling stock holders redeemed their Convertible Notes before October 1, 2005 and did not receive any Extension Shares.
(9) The shares of our common stock attributed to Samuel Globus include (i) 234,922 shares of our common stock held directly by him and (ii) 10,536 shares of common stock held jointly with Dorothy Globus.
(10) The shares of our common stock attributed to Dorothy Globus include (i) 234,922 shares of our common stock held directly by him and (ii) 10,536 shares of common stock held jointly with Samuel Globus.
(11) These selling stock holders received their securities for acting as Placement Agent in the private placements.
(12)The shares of our common stock attributed to Richard D. Globus include (i) 620,535 shares of our common stock held directly by him and (ii) 128,500 shares of common stock held by SRG Capital Partnership of which he is the general partner.

OUR RECENT PRIVATE PLACEMENTS

         Private   placement   closed  in  January  2005  (the  "Notes   Private
Placement")

         In January, 2005, we raised a gross proceeds of $500,000 through the sales of promissory note , pursuant to a subscription agreement, to which we refer as the Notes Subscription Agreement, which we entered into with twenty
(20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes ("Notes" or "Convertible Notes") for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the "Maturity"), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September, 2005, sixteen of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. As of December 31, 2005, all of the Notes have been either converted into Shares or have been redeemed. In addition, as an inducement for the Notes Subscribers to extend the maturity date, we have issued 42,500 additional shares to these Notes Holders who agreed to grant us the extension as described above,

         Upon the execution of the Notes Subscription Agreement, we also issued to the Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the "Notes Warrants"). The exercise price of the majority of Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 Shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issue date of the Notes Warrants. See also "Selling Shareholders."

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 65,000 Shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 Shares under the same terms as described in the preceding paragraph.

         Pursuant to the Notes Subscription Agreement, we are required to file with the SEC a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the Shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and WestPark in the private placement. In addition, pursuant to the Notes Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in June, 2005 (the "Initial Preferred A Private Placement")

         In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight (28) accredited investors, to which we collectively refer as the Initial Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription Agreement, the Initial Preferred A Subscribers received shares of our Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into Shares. For more information on Series A Convertible Preferred Stock, see "Description of Securities."

         Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Initial Preferred A Subscription Agreements ("Initial Preferred A Warrants"). The exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are entitled to purchase an aggregate amount of 1,090,000 Shares. The Initial Preferred A Warrants may be exercised only in full. The Initial Preferred A Warrants will expire three (3) years from the issue date of the Initial Preferred A Warrants.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 76,500 Shares in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 Shares under the same terms as described in the preceding paragraph.

         Private placement closed on October 19, 2005 (the "Subsequent Preferred A Private Placement")

         On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial Preferred A Subscription Agreement, the "Preferred A Subscription Agreement"), with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A Subscribers, the "Preferred A Subscribers"). Pursuant to the Subsequent Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers received 62,500 shares of our Series A Convertible Preferred Stock.

         Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Subsequent Preferred A Subscription Agreement ("Subsequent Preferred A Warrants", and together with the Initial Preferred A Warrants, the "Preferred A Warrants"). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers are entitled to purchase an aggregate amount of 62,500 Shares.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph.

         Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the Shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements. In addition, pursuant to the Preferred A Subscription Agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in February 2, 2006 (the "Initial Common Stock Private Placement")

         On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement, we issued one million (1,000,000) shares of our common stock to the Initial Common Stock Purchaser at $1.00 per share.

         Upon the execution of the Initial Common Stock Securities Purchase Agreement, we also issued to the Initial Common Stock Purchaser one million (1,000,000) warrant with an exercise price of $1.25 per share of common stock ("Initial Common Stock Warrants"). The Initial Common Stock Warrants will expire four (4) years from the date of the issuance.

         Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.25 per share.

         Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

         Pursuant to a registration rights agreement entered between the Initial Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the Shares and Shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively

         Private placement closed on March 10, 2006 (the "Subsequent Common Stock Private Placement")

         On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued 6,831,863 Shares to the Subsequent Common Stock Purchaser at $1.01 per share.

         Upon the execution of the Subsequent Common Stock Securities Purchase Agreement, we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock ("Subsequent Common Stock Warrants"). The Subsequent Common Stock Warrants will expire four
(4) years from the date of the issuance.

         Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.01 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.26 per share.

         Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

                              PLAN OF DISTRIBUTION

         We are registering the securities covered by this prospectus on behalf of the selling shareholders. Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be affected in transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

         The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Selling shareholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

         Because each of selling shareholders may be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements of the Securities Act.

         We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, will apply to its sales in the market, and we have informed the other selling shareholders that these anti-manipulation rules may apply to their sales in the market. We have provided all of the selling shareholders with a copy of such rules and regulations.

         Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the selling shareholders and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

         Rules 101 and 102 of Regulation M under the Securities Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

         The selling shareholders also may resell all, or a portion, of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         The selling stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became our director or executive officer. Our executive officers are elected annually by the board of directors. Our directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. The executive officers are all full time employees of us.

      NAME            AGE               POSITION             DATE OF APPOINTMENT
    Mao, Peng         34        Chief Executive Officers       August 28, 2004
                               and Chairman of the Board

    AN, Lufan         40        Director, President and        August 28, 2004
                                Chief Operation Officers

  ZHANG, Luyong       43        Chief Technology Officer       August 28, 2004

  LIU ,Xiaohao        41        Director and Senior Vice       August 28, 2004
                                       President,

 HUANG, Chentai       56        Chief Financial Officer        August 28, 2004

Stephen E. Globus     58                Director               August 28, 2004


         MAO, Peng,  MBA

         MAO Peng is the Chairman and Chief Executive Officer (CEO) as well as a major shareholder of our company. Before that, Mr. Mao was the CEO of China Pharmaceuticals Investment Fund Ltd. and managed its investments in the pharmaceutical industry in China. Mr. Mao was also a co-founder and the President of Infogroup Investment Corp., a Canadian company specializing in corporate finance and investment management, and Infogroup Management Consultant Ltd. Canada as well as the CEO of the Shandong China Life S.T. Research
Institute. He has extensive connections and experience in the pharmaceutical industry. Mr. Mao graduated from Shandong University in 1993 with a B.A. degree in Marketing and graduated in 1997, with an MBA degree from the Lundquist College of Business at the University of Oregon.

         AN, Lufan, Ph.D.

         AN Lufan is the President and Chief Operation Officer (COO) and a major shareholder of our company. Mr. An also serves as CEO of Nanjing Keyuan. He served as the CEO of Shandon Tungtai Pharmaceutical Technology Corp. Prior to that, Mr. An served as head of the New Drugs Development Center of Nanjing Keyuan Pharmaceutical Technology Corp. He has extensive experience in new drug R&D and commercialization of new drugs and has been involved in the development of about thirty-two new drugs and published fifteen related articles in national and international professional journals. Mr. An graduated from Jining Medical College in 1985 with a B.S. degree in Medicine and acquired his Ph.D. degree in Pharmacology from China Pharmaceutical University in 1991.

         ZHANG, Luyong, Ph.D.

         Zhang, Luyong is the Chief Technology Officer (CTO) and a major shareholder of our company. He was a founder and head of Xinzhung New Drugs R&D Center and is still the Deputy Director of the Technology Department of China Pharmaceutical University.

         Between 2000 and 2002, Mr. Zhang was the head of the Department of New Drug Examination in SFDA. Given his strong academic background and R&D capabilities in the pharmaceutical field, Mr. Zhang has been invited to run many state research projects as well as projects in the private sector. For example, he was in charge of a project called the National Laboratory of New Drugs Screening. The remarkable results of the project have provided a research platform for the future discovery of new drugs. As a result, the Lab has been approved and certified by the Ministry of Technology and became the first National Class Laboratory in China. Furthermore, Mr. Zhang founded Jiangsu New Drugs Screening Center with funding from the Jiangsu Provincial government. Other government funded projects that Mr. Zhang supervised include: National 863 Project "Establishing New Type of High Through-Put Drug Screening Model", "National 863 Project "Establishing the Platform for High Through-Put Screening Techniques", "R&D for 1st Class TCM of Teng Huang Suan" and "R&D for 1st Class TCM of Hong Hua Huang Ser Su". Mr. Zhang graduated from China Pharmaceutical University in 1983 with a B.S. degree in Pharmacology and obtained his PhD in Pharmacology from China Pharmaceutical University in 1989. He currently holds a professorship at China Pharmaceutical University. He is also a consultant to the National New Drugs Examination Committee of SFDA.

         LIU, Xiaohao, M.S.

         Liu Xiaohao, our Senior Vice President and a major shareholder of our company, heads the sales operations of our company. Mr. Liu has accumulated extensive experience and gathered strong track record in drug sales and marketing and has gained broad recognition and high esteem in the industry.
Prior to joining our company, Mr. Liu held several top marketing and sales positions in some of the most successful companies in the industry. He was specially invited by the management and shareholders of our company to become a shareholder of our company to head our company's sales and marketing department. He is a major asset for our company's future growth. Before joining our company, Mr. Liu served as the vice general manager in Shanghai Fuxin Pharmaceutical Corporation ("Fuxin"), the largest and one of the most successful generic drug manufacturers in China and a major part of the Fuxin group listed on the Shanghai Stock Exchange. He was responsible for Fuxin's Sales Department and built up a strong sales team in less than 6 months, achieving major sales growth for Fuxin. Prior to Fuxin, he worked at Shengzhen Haiwang Pharmaceutical Corporation as Project Manager and Sales Manager. He developed, licensed and then put in production "Tai-Rui-Ning", a product for pediatric use. Mr. Liu also worked in Nanjing Tian-Ying Pharmaceutical Corporation and served as Vice General Manager in charge of Sales Department. He built up a top special sales team from the scratch and his team contributed at least 50% of that company's total sales and profits. Prior to that, Mr. Liu worked in Jiangsu Chang Ao Pharmaceutical Corp. as Marketing Director. He was in charge of the sales and marketing department in three provinces responsible for planning and marketing major products of our company and turned those products into market leaders in a very short period of time and received "Excellent Management Award" from our company for his achievements. Prior to that, Mr. Liu worked for Jiangsu Xuzhou Pharmaceutical Corporation as Vice General Manager in charge of the Marketing Department. He was responsible for planning, marketing and sales promotions, organized the first "National Forum on Narcotics and Intensive Care" and chaired many seminars on various topics. He graduated from the SFDA Graduate Research Program with a M.S. in Pharmaceutical Administration in 2002.

         HUANG Chentai, MBA

         Huang, Chentai is the CFO in charge of Corporate Development of our company. Mr. Huang has over twenty years of business related working experience in both North America and Asia. Mr. Huang has been engaged in numerous public offerings and M&A transactions in Singapore, Taiwan and China. He was Co-founder and Director of Infogroup Investment Corporation, Canada. Mr. Huang graduated from Missouri State University with an MBA degree in 1979 and graduated form
Taiwan Tamkang University with a B.A. degree in Business Administration in 1971.

         Stephen E. Globus

         Stephen  Globus was the Chairman of Globus Growth Group, a company that specialized  in venture  capital for technology  companies.  It was the seed and initial  investors to Plasmaco,  a USA developer of Plasma  Television where Mr.
Globus was Chairman and  subsequently  sold Plasmaco to  Matsushita  (Panasonic)
where he served on one of its Board of  Directors.  Globus Growth Group was also
among  the  initial   investors  in  Genitope   (GTOP),  a  San  Francisco  area
biotechnology company that is utilizing novel immuno-therapies for the treatment of B-cell Non-Hodgkin's  Lymphoma.  Globus Growth Group also started Proscure, a
Boston based  Biotechnology  company that was  purchased by Repligen  (RGEN) and
ExSar, a private company involved in drug discovery through the  protein/peptide mapping.  Among the other portfolio early  investments were also Energy Research
Company (now FuelCell Energy, FCEL) and Kimeragen,  a gene modification company, that was sold to Valigen,  a French  biotechnology  company.  Mr.  Globus mainly resides in New York City.

INDEMNIFICATION

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Delaware law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify our directors, officer, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently do not have such an insurance policy.

STOCK OPTION PLAN

         We currently do not have but intend to formally adopt a stock option or restricted share plan.

EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation paid to our chief executive officer and our four other most highly compensated executive officers and our independent director during the periods described below:

--------------------- ------------------------------------------------- ------------------------- -----------------
   NAME AND                         ANNUAL COMPENSATION                  LONG TERM COMPENSATION         All
   PRINCIPAL                                                                                           OTHER
   POSITION                                                                                         COMPENSATION
--------------------- ------------------------------------------------- ------------------------- -----------------
                       YEAR    SALARY($)   BONUS($)        OTHER           AWARDS       PAYOUTS
                                                           ANNUAL
                                                        COMPENSATION
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                                                                         SECURITIES
                                                                         UNDERLYING
                                                                         OPTIONS(#)
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
     Mao, Peng         2003        0           0             0                0            0             0
  CHAIMAN AND CEO     ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004     15,000         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     15,000         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
     AN, Lufan         2003        0           0             0                0            0             0
     DIRECTOR,        ------- ------------ ---------- ----------------- -------------- ---------- -----------------
     PRESIDENT         2004     15,000         0             0                0            0             0
      AND COO         ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     15,000         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
   ZHANG, Luyong       2003        0           0             0                0            0             0
        CTO           ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004     12,500         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     12,500         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------


                                       35

--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
    LIU ,Xiaohao       2003        0           0             0                0            0             0
     DIRECTOR,        ------- ------------ ---------- ----------------- -------------- ---------- -----------------
  VICE PRESIDENT       2004     12,500         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     12,500         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
   HUANG, Chentai      2003        0           0             0                0            0             0
        CFO           ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004     12,500         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     12,500         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
 Stephen E. Globus     2003        0           0             0                0            0             0
    DIRECTOR (2)      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004        0           0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005        0           0             0                0            0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------

(1) In August 2004 we entered into employment agreements with our top executive officers to secure their commitment to continued service to us. The employment agreements provide, each, for the grant of options to purchase shares of our common stock pursuant to the stock option plan to be adopted by us (the "Stock Option Plan"). These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004. The exercise price for each option granted to the executive officers shall be $1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. The executive officers' right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and such executive officer shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of a full-time employment with us.

(2) We shall promptly pay or reimburse Mr. Stephen E. Globus as our director for all reasonable out-of-pocket expenses (in accordance with our policy) incurred or paid by him, in an amount not to exceed US$50,000, in connection with the performance of his services (including, without limitation, travel expenses) upon presentation of expense statements or vouchers or such other supporting documentation in such form and containing such information as we may from time to time require.

(3) We have omitted information on "perks" and other personal; benefits because the aggregate value of these items, if any, does not meet the minimum amount required for disclosure under the Securities and Exchange Commission's regulations.

OPTION EXERCISES DURING 2005 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         There were no options exercised during the 2005 fiscal year.

DIRECTOR COMPENSATION

         None of our directors has received any compensation for their services rendered as our directors during fiscal years 2004 and 2005.

EMPLOYMENT AGREEMENTS

         In August 2004, we entered into respective employment agreements with our top executive officers to secure their commitment to continued service to us.

         MAO Peng's employment agreement has a term of five years, commencing on September 1, 2004, and provides for a salary of $15,000 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004, in accordance with the terms and conditions of Stock Option Plan and any other stock option agreement entered into by Mr. Mao and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Mao shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Mao's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Mao shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of full-time employment with us.

         HUANG Chentai's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Huang and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Huang shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Huang's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Huang shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of full-time employment with us.

         AN Lufan's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $15,000 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. An and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. An shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. An's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. An shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

         LIU Xiaohao's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Liu and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Liu shall be US$1.5. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Liu's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Liu shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

         Zhang Luyong's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Zhang and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Zhang shall be US$1.5. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Zhang's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Zhang shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended to date, our by-laws, and the certificate of designations filed with the State of Delaware. Our Articles of Incorporation and our by-laws have been filed as exhibits to our registration statement of which this prospectus is a part. All material terms of these referenced documents are disclosed in this document. Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

         Common Stock

         The holders of our common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting that commences with a lawful quorum is sufficient for approval of matters upon which shareholders may vote, including questions presented for approval or ratification at the annual meeting. Our common stock does not carry cumulative voting rights, and holders of more than 50% of our common stock have the power to elect all directors and, as a practical matter, to control our company. Holders of our common stock are not entitled to preemptive rights.

         After the satisfaction of requirements with respect to preferential dividends, if any, holders of our common stock are entitled to receive, pro rata, dividends when and as declared by our board of directors out of funds legally available therefore.

         Preferred Stock:

         We have authorized 10,000,000 shares of preferred stock with 1,152,000 shares of Series A Convertible Preferred Stock, face value $1.00, currently outstanding as of March 15, 2006.

         The Preferred Stock shall be issued at a purchase price of US$1.00 per share. The number of shares constituting the Series A Convertible Preferred Stock is 1,152,500. The main characteristics of the Series A Convertible Preferred Stock are as follows:

         Preference. Subject to the rights of the holders of any other series of preferred stock ranking senior to or on a parity with the Series A Convertible Preferred Stock with respect to liquidation and any other class or series of our capital stock ranking senior to or on a parity with Series A Convertible Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Convertible Preferred Stock ("Holder") shall be entitled to receive, out of our assets available for distribution to the Holders of shares of Series A Convertible Preferred Stock, prior and in preference to any distribution of any of our assets to the holders of our common stock and any other series of preferred stock ranking junior to the Series A Convertible Preferred Stock with respect to liquidation and any other class or series of our capital stock ranking junior to the Series A Convertible Preferred Stock with respect to liquidation, an amount in cash per share equal to $1.50, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution. If, upon such liquidation, dissolution or winding up of the affairs of the Company, our assets distributable among the Holders of Series A Convertible Preferred Stock and any other series of preferred stock ranking on a parity therewith in respect thereto or any class or series of our capital stock ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such Holders of shares of the preferential amounts payable to them, then our entire assets available for distribution to such Holders of shares shall be distributed ratably among such Holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation, the Holders of shares of Series A Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by us. Neither a consolidation or merger of us with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of our assets will be considered a liquidation, dissolution or winding up of the affairs of us.

         No Preference on Common Stock. The preference in liquidation described above shall not apply if the Holder of the Series A Convertible Preferred Stock has converted the Series A Convertible Preferred Stock into our common stock, which shall be ranked junior to preferred stock.

         Optional Conversion Rights: The Series A Convertible Preferred Stock shall be convertible as follows:

         Optional Conversion: Subject to certain conditions set forth in the Holder of any shares of the Series A Convertible Preferred Stock shall have the right at such Holder's option (an "Optional Conversion"), at a date elected by such Holder, to convert such Series A Convertible Preferred Stock into fully paid and nonassessable shares our common stock at the ratio of one for one shares of our common stock ("Conversion Ratio").

         Cost: We shall pay all documentary fee attributable to the issuance or delivery of shares of our common stock upon conversion of any shares of Series A Convertible Preferred Stock; provided that we shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

         Dividends Upon Conversion: In connection with any conversion of shares of Series A Convertible Preferred Stock, we shall pay accrued and unpaid dividends thereon in accordance with the provisions of the Certificate of Designation.

         Dividends: Subject to the rights of the Holders of any other series of preferred stock ranking senior to or on a parity with the Preferred Stock with respect to dividends and any other class or series of our capital stock ranking senior to or on a parity with the Series A Convertible Preferred Stock with respect to dividends, other than our common stock, the Holders of the Series A Convertible Preferred Stock shall be entitled to receive, when and as declared by our board of directors, cumulative dividends per share of the Series A Convertible Preferred Stock at a rate of 7% per annum or as determined by our board of directors, payable semi-annually, during the period commencing after the date of original issuance of any shares of the Series A Convertible Preferred Stock until converted pursuant to the provisions described above; provided, however, in the event of a conversion as a result of an Optional Conversion, no dividends will be due or payable to Holders of Series A Convertible Preferred Stock. Any dividends shall be paid within thirty (30) calendar days from the date it has been declared by our board of directors.

         Convertible Notes

         In the private placement in January 2005, we issued Convertible Notes in the aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance, the principal balance of which bearing an interest rate of 7% per annum payable at maturity or upon satisfaction or discharge of the Note.

Holder of the Notes has a right to convert all, but not less than all, of the Notes into our common stock at $1.00 per share. The Notes holders consented in September 2005 to a ninety day extension of the maturity of the Convertible Notes.

         As of December 31, 2005, part of the Convertible Notes have been converted into 358,334 shares of our Common Stock and the rest have been redeemed by us. As a result of the consent from the Note holders, we have issued the consenting Note holders additional 42,500 shares of our common stock.

         Warrants

         We also issued 368,323 warrants in the Notes Private Placement in January 2005, among which 26,666 warrants were attributed to WestPark as part of the consideration for its services as our private placement agent. The exercise price of the Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate of 368,323 shares of common stock. These Notes Warrants will expire on the third anniversary after the issue date and may be exercised in full but not or in part during that period.

         We issued 1,152,500 warrants in the private placement in June 2005 and October 2005 in connection with the private placement of Series A Convertible Preferred Stock, among which 76,500 warrants were attributed to WestPark and its designees as part of the consideration for its services as our private placement agent. The exercise price of these warrants is $2.00 per share. These warrants will expire on the third anniversary after the issue date as specified in the warrants and may be exercised in full but not or in part during that period.

         We have also issued 1,000,000 warrants in connection with the private placement of our common stock on February 2, 2006. The exercise price of the warrant is $1.25 per share. The warrants will expire on the February 2, 2010 and may be exercised in full or in part from time to time during this period.

         We have also issued 6,831,684 warrants in connection with the private placement of our common stock on March 10, 2006. The exercise price of the warrant is $1.26 per share. The warrants will expire on the March 10, 2010 and may be exercised in full or in part from time to time during this period.

         Dividends

         We have not declared or paid any cash dividends to date, and we do not intend to declare any cash dividends on the shares of our common stock in the foreseeable future. Any future decision to pay dividends on shares of our common stock will be solely at the discretion of our board of directors. See also "Dividend Policy."

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Our Certificate of Incorporation provides that our board of directors, pursuant to a resolution, may issue preferred stock from time to time and fix the terms and rights of such stock, including the voting rights. The issuance of additional preferred stock with voting rights may have certain anti-takeover effects.

DELAWARE ANTI-TAKEOVER STATUTE

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a merger, acquisition or other "business combination" (as defined in Section 203) with us for three years following the time that person becomes an interested stockholder unless:

o before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by our directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
o following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a "business combination" for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

                                    BUSINESS

OUR COMPANY

         We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in the People's Republic of China ("China" or PRC").

         We, a Delaware corporation, were originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into China Biopharmaceuticals Holdings, Inc. (CBH), its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger. Effective August 28, 2004, CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co., Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China. It was founded and spear-headed by graduates from China Pharmaceutical University to engage in new drug research and discovery and in the development of new drug screening technologies.

         On February 27, 1986, our stockholders approved the divestiture and sale of those assets of our company as pertained to its then camera manufacturing and photography operations as well as the sale of certain shares of stock in a photographic related company owned by it and its interest in our then owned premises. The sale was consummated as of February 28, 1986. After such divestiture, our activities consisted of the holding of interests in various companies and the seeking out of acquisition and joint-venture opportunities in various fields of business endeavor. On May 27 1988, we filed with the Securities and Exchange Commission (the "SEC") a notification of election to be treated as a "Business Development Company" ("BDC") as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). The decision to become a BDC was made primarily to better reflect our anticipated future business and development relationships. A BDC is an investment company designed to assist eligible portfolio companies with capital formation. As a result of the reorganization the acquisition of CBC pursuant to the Exchange Agreement, we are no longer a a BDC and is now an operating company.

         On August 4, 2004, we filed Definitive Information Statement ("Information Statement") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying its shareholders the execution and pending implementation of an Agreement and Plan of Merger was signed by and between Globus Growth Group, Inc., a New York corporation ("Globus Growth") and the predecessor of our company and its wholly owned subsidiary in the State of Delaware under the name of China Biopharmaceuticals Holdings, Inc.("CBH"). The Agreement and Plan of Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, according to which Globus Growth merged with and into our company, ceasing its corporate existence and having CBH as the surviving corporation of the merger (the "Merger"). In the Merger, all issued and outstanding shares of the common stock of Globus Growth have been converted into shares of our common stock. On August 28, 2004, the internal reorganizational Merger was completed with Globus Growth merging into CBH as the surviving entity.

         Pursuant to a share exchange agreement ("Exchange Agreement") between CBH, CBC, Keyuan, and MAO Peng as the sole shareholder of CBC, we received all of the issued and outstanding common stock of CBC in exchange for 20,842,779 shares of restricted (as defined in Rule 144 of the Securities Act of 1933, as amended) our common stock, par value $0.01 per share, representing approximately 90% of the issued and outstanding common capital stock of our company following the time of the issuance. As of March 15, 2006, there were 36,848,400 issued and outstanding shares of our common stock and 336 holders of record.

         On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments.

         On June 11, 2005, we signed a purchase agreement, which was amended on August 3, 2005 under which, we acquired controlling ownership interest (approximately 51%) in Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51% ownership interest in Erye is $3,000,000 cash to be paid in installments, and 3,300,000 of common shares valued at $1.00 per share or $3,300,000. Out of the $3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired Erye for working capital and/or expansion purposes.

         On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, we are to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000.

         The shares of our common stock are quoted on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol CHBP.OB.

BUSINESS DESCRIPTION

         Our business is composed of three parts: Research & Development, Raw Materials, and Manufacturing.

         Research & Development

         We, through our indirectly held subsidiary Keyuan, have a robust research and development ("R&D") team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicine products. Keyuan has developed a solid discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. Keyuan also has a rich existing product pipeline. The technological backbone of the Keyuan advanced R&D capabilities is a Drug Screening and Testing System--an advanced drug screening and testing system based on certain bio-technologies that have only recently been made possible by rapid technological advances in the Post-Genomics Era. This proprietary gene-level technology platform enables Keyuan to deliver the next generation of drugs--which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes. The technology team is lead by capable drug research scientists and development experts China. Keyuan has a product pipeline containing approximately forty major products, including eight new drugs that are ready for commercialization in China. Keyuan also offers contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. Keyuan has built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. Keyuan collaborates with China Pharmaceutical University in enhancing the resources of chemical compounds in LTDC. Keyuan builds LTDC to both accelerate its own drug discovery and to generate revenue in the form of access fees paid by other pharmaceutical companies. We charge access fee of US$60,000 per access.

         We spent $302,042 in year 2003 and $326,205 in year 2004, respectively, on our research and development.

         Raw Materials

         Our subsidiary Hengyi specializes in research and development, production and sales of chemicals and intermediaries used in pharmaceutical products as well as pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers.. Hengyi can manufacture and provide most of the raw materials for our production pipeline, enabling us to lower our production cost and gain competitive advantages.

         Manufacturing

         Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard set by the State Food and Drug Administration ("SFDA") of China and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

         Our recently acquired subsidiary, Tianyin, is a pharmaceutical company specializing in research and development, production and sales of pharmaceutical products as well as traditional Chinese medicine products, integrating China's natural medicinal resources with modern high technology.

         Tianyin has established sophisticated management team organization system and distribution channel, and was titled as Provincial Good Pharmaceutical Enterprise in Sichuan Province. Tianyin has seven production lines, including oral liquid line, syrup line, granule line, capsule line, tablet line, complex line, oral solution line, and all of them have passed GMP certification on August 2003. Tianyin's products include both traditional Chinese medicines and Chemical medicines, such as Qing Re Jie Du Kou Fu Ye, Xue Lian Chong Cao He Ji, Hu Gan Ning Pian, Fen Tong An Jiao Nang, Wei Kang Ling Jiao Nang, for the treatment of cold, kidney problem, impotence, hepatitis, arthritis, gastritis respectively.

NUMBER OF EMPLOYEES

         Due to the acquisitions as described above, the number of our employees has expanded significantly as compared to 2004. Currently we have approximately 990 full-time employees.

         By Company:

         The table below set forth the number of employees of each of CBH and the subsidiaries:

               Company                                  Number of Employees

              CBH & CBC                                         15

               Keyuan                                           25

               Hengyi                                          250

                Erye                                           500

               Tianyin                                         200

               TOTAL:                                          990


         By job:

         The table below sets forth the number of employees by nature of their jobs.

               Management & Administration                 150

                 Technology and research                    70

                   Sales and marketing                      95

           Production - drug material & drugs              675

                         TOTAL:                            990


         We  have  employment   contracts  with  a  significant  number  of  our
employees.  None  of  our  employees  are  covered  by a  collective  bargaining agreement,  and we believe our employee relations are good. All of our employees are located in Jiangsu and Sichuan Provinces.

OUR PRODUCTS

         We have a diversified portfolio of drugs and robust drug screening and testing platforms. We concentrate on the development of drugs for treatment of common diseases such as cardiovascular diseases, cancer, infectious diseases and diabetes, etc.

Our products can be divided into three categories; new drugs through R&D, drug materials & intermediates and commercialized drugs:

         New drug:

         We, through our subsidiary Keyuan, have a product pipeline of about forty new drugs for the treatment of diseases such as cardiovascular and infectious diseases. We intend to commercialize or license eight drugs during year 2006. We plan to commercialize the majority of its drugs and license and sell the remaining of its drugs. The table below lists the products of Keyuan, our subsidiary. For each drug, the table indicates the condition for treatment and SFDA approval and licensing status. SFDA provides administrative protection for a period of 3-5 years for drugs newly introduced to China.

----- -------------------- --------------------------- ----------------------------------------- -------------------
No.   Drug Name            Target Treatment            Clinical Program Status                   SFDA
                                                                                                 Authorized
                                                                                                 Protection Date
----- -------------------- --------------------------- ----------------------------------------- -------------------
1     Diclofenac Sodium    Oral ulcer, stomatitis,     Approved and licensed by SFDA             2026.10.7
      Lozenges             small oral operation        Approval No. H20031259                    Patent protection
                                                       Patent number  CN1413583A
                                                       Patent application number 011360828
----- -------------------- --------------------------- ----------------------------------------- -------------------
2     Rhodiola  rosea L.   Alzheimer disease           Preclinical                               2028.9.26
      abstracts                                        Patent application number 031583490       Patent Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
3     Platinum(II)         Cancers                     Preclinical                               2029.4.27
      complexes Yibo                                   Patent application number 2004100147727   Patent Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
4     Pazufloxacin         Infection                   Approved and licensed by SFDA             2007.06.23
      Mesilate material                                Approval No. H20041948
----- -------------------- --------------------------- ----------------------------------------- -------------------
5     Pazufloxacin         Infection                   Approved and licensed by SFDA             2007.06.23
      Mesilate and                                     Approval No. H20041949
      Sodium chloride
      Injection
----- -------------------- --------------------------- ----------------------------------------- -------------------


                                       45

----- -------------------- --------------------------- ----------------------------------------- -------------------
No.   Drug Name            Target Treatment            Clinical Program Status                   SFDA
                                                                                                 Authorized
                                                                                                 Protection Date
----- -------------------- --------------------------- ----------------------------------------- -------------------
6     Cefixime material    Antibiotics                 Approved and licensed by SFDA             2005.10.28
                                                       Approval No.H20041527                     Expired
----- -------------------- --------------------------- ----------------------------------------- -------------------
7     Cefixime tablets     Antibiotics                 Approved and licensed by SFDA             2006.01.28
                                                       Approval No. H20041529
----- -------------------- --------------------------- ----------------------------------------- -------------------
8     Cefixime capsules    Antibiotics                 Approved and licensed by SFDA             2008.09.11
                                                       Approval No. H20041528
----- -------------------- --------------------------- ----------------------------------------- -------------------
9     Cefixime granules    Antibiotics                 Approved and licensed by SFDA             2008.09.11
                                                       Approval No. H20041645
----- -------------------- --------------------------- ----------------------------------------- -------------------
10    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             2006.11.9
      capsules                                         Approval No. H20050915
----- -------------------- --------------------------- ----------------------------------------- -------------------
11    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             2008.07.24
      material                                         Approval No. H20041922
----- -------------------- --------------------------- ----------------------------------------- -------------------
12    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             2008.07.24
      tablets                                          Approval No. H20041923
----- -------------------- --------------------------- ----------------------------------------- -------------------
13    Gliclazide           II-type diabetes            Approved and licensed by SFDA             Generic Drug
      Sustained Release                                Approval No. H20056883
      Tablets
----- -------------------- --------------------------- ----------------------------------------- -------------------
14    Nizatidine material  Gastric ulcer               Approved and licensed by SFDA             Generic Drug
                                                       Approval No. H20053694
----- -------------------- --------------------------- ----------------------------------------- -------------------
15    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             Generic Drug
      granules                                         Approval No. H20052446
----- -------------------- --------------------------- ----------------------------------------- -------------------
16    Meglumine            Heart Failure               Approved and licensed by SFDA             Generic Drug
      Adenosine                                        Approval No. H20040859
      Cyclophosphate for
      injection
----- -------------------- --------------------------- ----------------------------------------- -------------------
17    Aceglutamide for     Post-neurosurgery coma      Approved and licensed by SFDA             Generic Drug
      injection                                        Approval No. H20040887
----- -------------------- --------------------------- ----------------------------------------- -------------------
18    Loratadine           Allergic rhinitis,          Approved and licensed by SFDA             Generic Drug
      material, tablets    Allergic dermatosis         Approval No. H20051688
----- -------------------- --------------------------- ----------------------------------------- -------------------
19    Secnidazole          Infection of anaerobe and   Clinical trial application approved ,     Subject to SFDA
      material             trichomonas vaginalis       Filed                                     Pending
                                                       Approval No. 2003L01222                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
20    Secnidazole          Infection of anaerobe and   Clinical trial application approved,      Subject to SFDA
      tablets, capsules    trichomonas vaginalis       Filed                                     Pending
                                                       Approval No. 2003L01223                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
21    Desloratadine        Allergic rhinitis,          Clinical trial application approved,      Subject to SFDA
      material and         Allergic dermatosis         Filed                                     Pending
      tablets                                          Approval No. 2003L02927                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
22    Nafamostate          Disseminated                Clinical trial application approved,      Subject to SFDA
      mesilate  material   Intravascular Coagulation   Filed                                     Pending
                           (DIC),Pancreatitis          Approval No. 2003L00552                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------


                                       46

----- -------------------- --------------------------- ----------------------------------------- -------------------
No.   Drug Name            Target Treatment            Clinical Program Status                   SFDA
                                                                                                 Authorized
                                                                                                 Protection Date
----- -------------------- --------------------------- ----------------------------------------- -------------------
23    Nafamostate          Disseminated                Clinical trial application approved,      Subject to SFDA
      mesilate  for        Intravascular Coagulation   Filed                                     Pending
      injection            (DIC), Pancreatitis         Approval No. 2003L00551                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
24    Torasemide material  Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
                           Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L00803                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
25    Torasemide  tablets  Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
                           Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L00804                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
26    Torasemide capsules  Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
                           Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L00516                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
27    Torasemide  for      Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
      injection            Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L01294                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
28    Edaravone material   Acute Cerebral infarction   Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2003L02173                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
29    Edaravone Injection  Acute Cerebral infarction   Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2003L02174                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
30    Edaravone Sodium     Acute Cerebral infarction   Clinical trial application approved,      Subject to SFDA
      Chloride Injection                               Phase II                                  Pending
                                                       Approval No. 2004L00440                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
31    Sofalcone material   Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02119                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
32    Sofalcone tablets    Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02122                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
33    Sofalcone capsules   Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02121                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
34    Sofalcone granules   Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02120                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
35    Nateglinide          II-type diabetes            Clinical trial application approved,      Subject to SFDA
      material                                         Phase II                                  Pending
                                                       Approval No. 2003L00073                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------


                                       47

----- -------------------- --------------------------- ----------------------------------------- -------------------
No.   Drug Name            Target Treatment            Clinical Program Status                   SFDA
                                                                                                 Authorized
                                                                                                 Protection Date
----- -------------------- --------------------------- ----------------------------------------- -------------------
36    Nateglinide tablets  II-type diabetes            Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2003L00131                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
37    Heptaplatin          Tumor                       Clinical trial application approved,      Subject to SFDA
      material                                         Phase II                                  Pending
                                                       Approval No. 2003L01704                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
38    Heptaplatin for      Tumor                       Clinical trial application approved,      Subject to SFDA
      injection                                        Phase II                                  Pending
                                                       Approval No. 2003L01705                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
39    Indosine Pranobeox   Antivirus                   Clinical trial application approved,      Subject to SFDA
      material                                         Phase II                                  Pending
                                                       Approval No. 2005L00979                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
40    Indosine Pranobeox   Antivirus                   Clinical trial application approved,      Subject to SFDA
      tablets                                          Phase II                                  Pending
                                                       Approval No. 2005L00980                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------

Raw Materials and Intermediaries

Our subsidiary Hengyi specializes in research and development, production and sales of pharmaceutical products as well as chemicals and intermediaries used in pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers. Hengyi can manufacture and provide most of the raw materials for our production pipeline, enabling us to lower our production cost and gain competitive advantages over our competitors.

Below is a list of Hengyi's major pharmaceutical and intermediary products:

-------------------------- ---------------------------- ------------------------
Drug/Product Name          Target Treatment                     Status
-------------------------- ---------------------------- ------------------------
Carbamazepine material     Epilepsy, Prosopalgia        Commercialized Product
-------------------------- ---------------------------- ------------------------
S-POZ                      Drug Intermediates           Commercialized Product
-------------------------- ---------------------------- ------------------------
Flumequine                 Antimicrobial agent          Commercialized Product
-------------------------- ---------------------------- ------------------------

Commercialized Drug

Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products to our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

         Below is a list of Erye's major pharmaceutical products:

----------------------------------- ---------------------- ---------------------
Drug/Product Name                   Target Treatment              Status
----------------------------------- ---------------------- ---------------------
Ampicillin sodium/Sulbactam         Antibiotics            Commercialized
sodium for injection                                       drug. SFDA
                                                           approval number
                                                           H20030476
----------------------------------- ---------------------- ---------------------
Amoxicillin sodium/Sulbactam        Antibiotics            Commercialized drug
sodium for injection                                       SFDA approval
                                                           number H20033126
----------------------------------- ---------------------- ---------------------
Furbencillin Sodium for Injection   Antibiotics            Commercialized drug
                                                           SFDA approval
                                                           number h20059783
----------------------------------- ---------------------- ---------------------

Our subsidiary Tianyin has seven production lines, including oral liquid line, syrup line, granule line, capsule line, tablet line, complex line, oral solution line, and all of them have passed GMP certification on August 2003. Tianyin's products include both traditional Chinese medicines and Chemical medicines, such as Qing Re Jie Du Kou Fu Ye, Xue Lian Chong Cao He Ji, Hu Gan Ning Pian, Fen Tong An Jiao Nang, Wei Kang Ling Jiao Nang, for the treatment of cold, kidney, impotence, hepatitis, arthritis, gastritis respectively. Below is a list of Tianyin's major pharmaceutical products:.

Drug/Product Name                       Target Treatment      Status
------------------------------------- --------------------- --------------------
Qinrejiedu Capsules 10*10             Fever, sore throat,   Commercialized
                                      influenza             drug. SFDA approval
                                                            number Z51020066
------------------------------------- --------------------- --------------------
Tianyin Xin-nao-ning tablets 10*10    Cardiovascular        Commercialized
                                      diseases              drug. SFDA
                                                            approval number
                                                            H20013079
------------------------------------- --------------------- --------------------
Pazufloxacin Injection                Infection             Commercialized
                                                            drug. SFDA
                                                            approval number
                                                            H20041949
------------------------------------- --------------------- --------------------

SERVICES

         We also offer contractual research and development services. We intend to offer packaged R&D services to companies outsourcing their R&D activities for fee-based research and development revenue.

PRODUCTION FACILITIES AND EQUIPMENT

         Our subsidiary, Keyuan, owns fully equipped drug R&D lab, the LTDC. The lab equipped with various type of equipment for drug testing, screening, efficiency study and toxicity study such as High Performance Liquid

Chromatography (HPLC), Incubator, Ultraviolet-Visible Spectrometer, Centrifuge and Clean Bench etc. Our subsidiaries Hengyi, Erye and Tianyin are fully equipped with facilities required for the production in high temperature, high pressure, high vacuum and deep cooling.

DISTRIBUTION CHANNELS

         We have three groups of customers:

         Pharmaceutical   Companies-  We  maintain  a  fine  reputation  in  the
pharmaceutical industry in China for new drug R & D. We work with other pharmaceutical companies to license or joint distribute our products.

         Drug Distribution Companies- There are approximately 10,000 drugs distribution companies in China. We work with distribution companies to distribute our products. The demand for new drugs in China is substantial as the drugs distribution companies suffer from very low profit margins from the distribution of old generic drugs.

         Hospitals- We have a network of connections with hospitals in the areas of Shanghai City, Zhejiang Province and Jiangsu Province. Our sales executives have held senior sales positions in various pharmaceutical companies that sell in these areas and have an extensive network of contacts that provide direct access to sell to hospitals in these areas.

         We currently have 4 sales representative offices in China, two of which located in Nanjing city, one in Wuxi City and one in Shanghai City.

COMPETITION

         We face competition from domestic drug R&D companies, drug manufacturing companies and multinational drug companies. We possess certain competitive advantages over our competitors due to our own discovery capability. We are in a unique position to seize substantial market opportunities as the pharmaceutical industry in China rapidly moves toward consolidation, privatization, and commercialization.

         We also face competition of foreign companies who have strong proprietary pipeline and strong financial sources. Our advantage is our local concentration in research and discovery as well as our local distribution network.

         Good Product Pipeline

         We have an existing pipeline of approximately forty major new drugs that it intends to introduce to the Chinese market in the subsequent five years and thereafter. Compared to existing comparable drugs , the new drugs have reduced toxicity, enhanced effectiveness and cheaper manufacturing costs due to technological innovation. Among the forty drugs in our pipeline, our company intends to commercialize three SFDA approved and licensed drugs through our subsidiaries in year 2006 and to have five in-application drugs to be approved by SFDA in year 2006.

         R&D Capabilities / Technology

         We have managed to obtain intellectual property rights for our advanced technologies and to gain a strong competitive edge over the vast majority of all domestic pharmaceutical companies. Our R&D capabilities are one of the most advanced in the Chinese pharmaceutical industry. Our advanced R&D technology platform represents the latest drug discovery and development tools available for screening potential drug candidates for new drugs. Additionally, through our joint venture with the University's R&D laboratory, we have access to promising pharmaceutical development projects and to excellent expertise from academia, government, and industry.

         Strong Customer Base

         As described above, we have three groups of customers, pharmaceutical companies, drug distribution companies and hospitals. We do not rely on any single of these three groups and these three groups of customers provide us with a balanced customer base.

DESCRIPTION OF PROPERTY

         Our subsidiaries, Hengyi, Eyre and Tianyin, each owns plots of lands in China; Hengyi owns approximately 25,000 square meters in the city of Kunshan, Jiangsu Province, Erye owns approximately 49,000 square meters in the city of Suzhou, Jiangsu Province and Tianyin owns approximately 30,000 square meters in the city of Chengdu, Sichuan Province.

         At the end of 2005, the unaudited book value of our total assets was approximately US$32,269,374. Erye's land and buildings, amount to nearly 9.8% of this book value. Both Hengyi and Tianyin has less than 10% and Keyuan does not own any land or building.

         Hengyi's Properties

         All  properties  of Hengyi  are  located at No.  54,  Kunshan  City and fourteen of the buildings serve as office, general purpose, warehouse, production, utilities and waste disposal. All buildings are fully occupied and used by us. Hengyi solely owns all properties with land title and certificates of building's ownership. At the end of 2005, there was an US$1,618,929 rollover short-term bank loan against the company's land. In 2005, there was no major improvement of the buildings. No other renovation, improvement or development occurred in 2005. All building is fully operated and used by Hengyi. The age of all buildings is over 5 years. All buildings with property are insured by Chinese property insurance company, which is mandatory regulated by Chinese government.

         Erye's Properties

         All properties of Erye are located at No. 839, Pan Xu Road, Suzhou City and twelve of the buildings serve as office, general purpose, warehouse, production, utilities and waste disposal. All buildings are fully occupied and used by us. Erye solely owns all properties with land title and certificates of building's ownership. At the end of 2005, there was a US$3,000,000 rollover short-term bank loan against the company's land. In 2005, there was one major improvement of one of the buildings and the cost for this improvement was approximately US$300,000. No other renovation, improvement or development occurred in 2005. The improved building done in 2005 is a FDA approved with GMP licensed production building, which is 100% occupant for producing anti-biotic drugs. This building is fully operated and used by Erye. The age of all buildings, other than the building with the new improvement, are over 25 years. Erye's land is situated at the heart of city and is restricted by government regulation of not allowing any new building development. All buildings with property are insured by Chinese property insurance company, which is mandatory regulated by Chinese government.

         Tianyin's Properties

         Tianyin has two production bases in Chengdu City and one locates at Chengdu Economical Zone and the other in Chengdu Inner District, with a total size of 30,000 square meters. Ten buildings serve as office, general purpose, warehouse, production, utilities and waste disposal. All buildings are fully occupied and use by the company. Tianyin solely owns all properties with land titles and certificates of building's ownership. At the end of 2005, there was a US$1,600,000 rollover short-term bank loan against Tianyin's land. There is no renovation, improvement or development occurred in 2005. The age of four buildings in Chengdu Economical Zone is about 3 years and the rest of buildings in Chengdu Inner District are over 20 years. All buildings with property insurance by Chinese property are insured company, which is mandatory regulated by Chinese government.

INTELLECTUAL PROPERTY

         An asset base of intellectual property is the foundation of our operations and R&D facilities. We have the capacity to rapidly generate intellectual property in the many forms as described above: new drugs / full product pipeline, drug screening & testing platforms, proprietary technologies, and LTDC. This asset base of valuable intellectual property is leveraged to derive revenues, form strategic partnerships, and make acquisitions to expand our operations and profit-earning capacity.

         Our subsidiary, Keyuan, owns the following patents, one of which approved and two pending approval:

         (1) Low dose Diclofenac Sodium Lozenges and preparation. (Indication: oral ulcer, stomatitis, small oral operation); Patent Application number:
011360828;  Application date: Oct.8, 2001;  Approval date: Jan.15,  2005; Patent
Number: CN1413583A; Patent Expiration date: Oct 7, 2021.

         (2) Usage of the abstracts of Rhodiola rosea L. in the preparation of drugs treating Alzheimer disease; Application number: 031583490; Application date: Sep.27, 2003; Patent Expiration date: Sep. 26, 2023

         (3) Preparation of a platinum(II) compound Yibo, anticancer drug Application number: 2004100147727; Application date: Apr.28, 2004; Patent Expiration date: April 27, 2024

         The typical duration of these patents is twenty years from the date of application. Other drugs of Keyuan are subject to pending or existing SFDA administrative protection.

REGULATORY ENVIRONMENT

         Our principal sales market is presently in China. We are subject to the Drug Administration Law of China, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. Additionally, we are also subject to various regulations and permit systems by the Chinese government.

         The application and approval procedure in China for a newly developed drug product is described below. New drug applicants prepare the documentation of Pharmacological study, toxicity study and pharmacokinetics and Drug Metabolism (PKDM) study and new drug samples. Documentation and samples are then submitted to provincial food and drug administration ("provincial FDA"). The provincial FDA sends its officials to the applicant to check the applicant's R&D facilities and to arrange new drug examination committee meeting for approval deliberations. This process usually takes three months. After the documentation and samples being approved by the provincial FDA, the provincial FDA will submit the approved documentation and samples to SFDA. SFDA examines the documentation and tests the samples and arranges new drug examination committee meeting for approval deliberations. If the application is approved by SFDA, SFDA will issue a clinical trial license to the applicant for clinical trials. The clinical trial license approval typically takes one year. The applicant completes the clinical trial process and prepares documentation and files submitted to SFDA for new drug approval. The clinical trial process usually takes one year or two depending on the category and class of the new drug. SFDA examines the documentation and gives final approval for the new drug and issues the new drug license to the applicant. This process usually takes 8 months. The whole process for new drug approval usually takes three to four years.

         The Government approval procedure in China for application for new patents is as follows. The applicant prepares documentation and sends application to State Intellectual Property Office of China ("SIPO"), usually through patent application agencies. The application is then examined by SIPO. If the application is approved, SIPO issues and releases patent illustration book for challenges by competing claimants. Once the illustration book issued, the patent is protected. Within a three year period depending on different categories of the patent, if there are no challenges against the patent, then SIPO will issue patent license to the applicant.

COMPLIANCE WITH ENVIRONMENTAL LAW

         We comply with the Environmental Protection Law of China and its local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations.

LITIGATION

         We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the our executive officers, threatened against or affecting us, our common stock, any of our subsidiaries or of our or our subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion of our financial condition and operations in conjunction with the consolidated financial statements and related notes included elsewhere in this prospectus. This prospectus contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "our company believes," "management believes" and similar language. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including those set forth in the discussion under the sections of "Business," "Risk Factors", and "Management's Discussion and Analysis." The actual results may differ materially from results anticipated in these forward-looking statements. We base the forward-looking statements on information currently available to us, and we assume no obligation to update them. In addition, our historical financial performance is not necessarily indicative of the results that may be expected in the future and we believe that such comparisons cannot be relied upon as indicators of future performance.

PLAN OF OPERATION

         We are a bio-pharmaceutical company focused on research and discovery of, development and commercialization of innovative drugs in China. Our mission is to maximize investment returns for our shareholders by integrating our strong drug discovery and development strength with manufacturing and commercialization capabilities and by actively participating in the consolidation and privatization of the pharmaceutical industry in China to become a dominant player in the bio-pharmaceutical industry in China.

         We have sufficient cash for our operations in the next twelve months, but we may borrow from time to time to expand our business by acquisition.

CRITICAL ACCOUNTING POLICIES

         We have identified the policies below as critical to understanding of our financial statements. The application of these polices requires management to make estimates and assumptions that affect the valuation of assets and expenses during the reporting period. There can be no assurance that actual results will not differ from these estimates. The impact and any associated risks related to these policies on our business operations are discussed below.

         Revenue and Revenue Recognition

         For fixed-price refundable contracts, we recognize revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved and accepted by the customer. Confirmed revenue is not refundable and continued performance of future research and development services related to the milestone are not required. For sale of patented pharmaceutical formulas, we recognize revenue upon delivery of the patented formulas.

         Accounts Receivable

         Our accounts receivable are concentrated in numbers of pharmaceutical manufacturers. We believe that a significant change in the liquidity or financial position of a few of our big customers would have a material adverse impact on the collectability of our accounts receivable. Based upon our historical experience, the delaying of payment caused by customer's unpredicted management or financial trouble is influencing our financial and future operating results.

         Income Tax

         Significant judgment is required in determining our income tax provision. In the ordinary course of business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Although we believe that our estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than that which is reflected in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net income in the period in which such determination is made. We apply an asset and liability approach to accounting for income taxes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The recoverability of deferred tax assets is dependent upon our assessment of whether it is more likely than not that sufficient future taxable income will be generated to utilize the deferred tax asset. In the event we determine that future taxable income will not be sufficient to utilize the deferred tax asset, a valuation allowance is recorded.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2004

         On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire an approximately 75.8% ownership interest of Hengyi. On June 11, 2005, we signed a purchase agreement which was amended on August 3, 2005 to acquire an approximately 51% ownership interest of Erye. Our current financial statements reflect Hengyi's revenue and profit for the nine months ended September 30, 2005 and the revenue of Erye for the period from June 11, 2005 to September 30, 2005.

(1)      REVENUE.

         Revenue for the nine months ended on September 30, 2005 was $13,129,081 compared to $663,850 for the nine months ended September 30, 2004, representing a 1877.28% increase. The increase is attributable primarily to revenues generated by Erye and Hengyi which were not part of our revenues in the nine months ended September 30, 2004, as well as to an increase in the R&D services, licensing of access to Keyuan's proprietary screening and testing platforms during the nine months ended September 30, 2005.

(2)      R&D.

         R&D cost for the nine months ended September 30, 2005 was $297,864 as compared to $154,971 for the nine months ended September 30, 2004, representing a 92.21% increase. The increase is mainly attributable to the R&D costs of Hengyi and Erye which were not part of our R&D costs during the nine months ended September 30, 2004.

(3)      GROSS PROFIT.

         Gross profit in the nine months ended September 30, 2005 amounted at $3,682,103, as compared to a gross profit of $603,835 for the nine months ended September 30, 2004, representing a 509.78% increase. The gross profit margin for the nine months ended September 30, 2005 was 28.05% as compared to 90.96% for the nine months ended September 30, 2004. In the first three quarters of 2005, our sales increased significantly. The decrease in gross profit margin is mainly due to the low gross profit margins of Hengyi and Erye which were not reflected in our financial statements for the nine months ended September 30, 2004.

(4)      GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses for the nine months ended September 30, 2005 was $2,039,938 as compared to $818,071 for the nine months ended September 30, 2004 representing a 149.36% increase. General and administrative expenses increased significantly for the nine months ended September 30, 2005 due to general and administrative expenses incurred by Hengyi and Erye for that period and which were not reflected in our financial statements for the nine months ended September 30, 2004.

(5) NET INCOME

         Net income for the nine months ended September 30, 2005 was $1,049,378 as compared to a net loss of $472,603 for the nine months ended September 30, 2004. Our net income has increased significantly for the nine months ended September 30, 2005 and the increase is attributable to the performance of Keyuan as well as to net income of Erye and Hengyi which was not reflected in our financial statements for the nine months ended September 30, 2004.

RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

         We acquired Hengyi on September 30, 2004. We paid 1,200,000 shares of our common stock and has agreed to contribute $1,600,000 to the acquired Hengyi as additional working capital and/or for expansion purposes. Such cash contribution was to be made in installments. Our current financial statement only reflects Hengyi's revenue and profit for the three months from October 1, 2004 to December 31, 2004. During the reporting period, our general and administrative costs increased significantly, largely due to transaction costs related to the Merger, our reorganization and the acquisition of Hengyi. Auditing expenses, legal expenses and other professional expenses consist of major parts of the general and administration expenses. Some of the costs are one time costs related to acquisitions. However, as we are considering additional acquisitions, transaction costs may occur over different periods in the future.

(1)      REVENUE

         Revenue for the twelve months ended on December 31, 2004 was $3,443,545, while our revenue for the twelve months ended December 31, 2003 was $1,016,733, representing 239% increase. We acquired Hengyi on September 30, 2004. The revenue of Hengyi for three months period from October 1, 2004 to December 31, 2004 was $2,550,655. Revenue of Keyuan for the twelve months ended on December 31, 2004 was $904,972. During the reporting period R&D services to other domestic pharmaceutical companies increased significantly. We offered contractual research and development products by licensing the access to our proprietary screening and testing platforms to other pharmaceutical companies.

(2)      R&D

         R&D cost for the twelve months ended December 31, 2004 was $261,813 as compared to $306,621 for the twelve months ended December 31, 2003. R&D cost as a percentage of sales was 7.6% for the twelve months ended December 31, 2004, as compared to 30% for the twelve months ended December 31, 2003. In 2004, we reduced its investment in R&D of new drug project and simultaneously increased our activities of providing contractual R&D service to other pharmaceutical companies. In 2004, we were focused on the preparation of commercialization of our new drugs which are expected to increase our profit margin.

(3)      GROSS PROFIT

         Gross profit in the twelve months ended on December 31, 2004 amounted at $1,011,373, as compared to $710,112 for the twelve months ended December 31, 2003, representing 42% increase. The gross profit margin for the twelve months ended December 31, 2003 was 70% as compared to 30% for the twelve months ended

December 31, 2004. Hengyi's gross profit margin was 13% for the twelve months ended December 31, 2004. In 2004, we increased sales and significantly decreased our R&D cost. The decrease in Gross profit margin was mainly due to Hengyi's low gross profit margin.

(4)      GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative expenses for the twelve months ended December 31, 2004 was $545,190 as compared to $55,400 for the twelve months ended December 31, 2003, representing 884% increase. Hengyi's General and administrative expenses for the twelve months ended December 31, 2004 was $208,824 as compared to $296,861 for the twelve months ended 2003. General and administrative expenses increased significantly in 2004 due to the Merger and our reorganization as well as the acquisition-related transaction costs for Hengyi. Auditing expense, legal expenses, and other professional expenses were the main reason for the significant increase in general and administrative expenses due to the Merger and acquisition activities. Some of these expenses were one time transactional expenses.

(5)      NET INCOME

         Net Income for the twelve months ended December 31, 2004 was $350,640 as compared to net income of $484,175 for the twelve months ended December 31, 2003, representing 28% decrease. Hengyi's net Income for the twelve months ended December 31, 2004 was $539,088 as compared to net income of $659,113 for the twelve months ended December 31, 2003. The decrease of our net profit was mainly due to the significant increase in general and administrative expenses related to the Merger and acquisition activities.

LIQUIDITY AND CAPITAL RESOURCES

         For the three months ended September 30, 2005, net cash used by operating activities was $106,507, net cash used in investing activities was $502,389 and net cash provided by financing activities was $334.111. Cash and cash equivalents as of September 30, 2005 was $2,007,819. Net decrease in cash and cash equivalents for the three months ended September 30, 2005 was $274,785. For the nine months ended September 30, 2005, net cash provided by operating activities was $197,481, net cash used in investing activities was $1,109,771 and net cash provided by financing activities was $2,453,073. Net increase in Cash and cash equivalents for the nine months ended September 30, 2005 was $1,540,783.

         In January of 2005, we raised gross proceeds of $500,000 through the sales of promissory note to accredited investors ("Note"). In June of 2005, pursuant to an exemption under the Securities Act, we have conducted a private placement of approximately $1,090,000 with 28 accredited investors, through issuance of Series A Convertible Preferred Stock. In October of 2005, we conducted a private placement of additional Series A Convertible Preferred Stock worth $625,000. In February 2006, we conducted a private placement of our common stock with gross proceeds of $1,000,000. In March 2006, we sold additional shares of our common stock with gross proceeds of $6,900,000.

         Going forward, our primary requirements for cash consist of: (1) acquisition of additional pharmaceutical manufacturing companies with GMP standard facilities in order to commercialize new drugs in our extensive new drug pipeline and further extend of product pipeline and expand our sales network (2) Continued R&D for more selected new drug projects (3) Build up sales network for new drug distribution. We anticipate that our internal source of liquid assets may enable us to continue our operation activities other than acquisition activities for next twelve months. However, we anticipate that our current operating activities may not enable us to meet the anticipated cash requirements for future acquisition activities. External source of capital may be needed for our expansion. We are exploring bank loans and private equity financing to finance such expenditures and intend to raise equity through the capital market once our shares are traded.

MANAGEMENT ASSUMPTIONS

         Management anticipates, based on internal forecasts and assumptions relating to our current operations, that existing cash and funds generated from operations may not be sufficient to meet capital requirements for future acquisition activities. We could therefore be required to seek additional financing. There can be no assurance that we will be able to obtain such additional financing at acceptable terms to us, or at all.

EFFECT OF FLUCTUATION IN FOREIGN EXCHANGE RATES

         Our operating subsidiaries are located in China. Their business activities are mainly in China using Chinese Renminbi as the functional currency. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As we rely entirely on revenues earned in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

         Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. To date, however, we have not engaged in transactions of either type.

         Since 1994 China has pegged the value of the Renminbi to the U.S. dollar. We do not believe that this policy has had a material effect on our business. However, there have been indications that the Chinese government may be reconsidering its monetary policy in light of the overall devaluation of the U.S. dollar against the Euro and other currencies during the last two years. In September 2005, the Chinese government revalued the Renminbi by 2.3% against the U.S. dollar, moving from Renminbi 8.28 to Renminbi 8.09 per dollar. Because of the pegging of the Renminbi to the U.S. dollar is loosened, we anticipate that the value of the Renminbi appreciate against the dollar with the consequences discussed above.

                     MARKET INFORMATION FOR OUR COMMON STOCK

The following table presents, for the periods indicated, the high and low bid prices per share of the common stock as reported on the OTC Bulletin Board:

         2005                                          High Bid          Low Bid
         First Quarter (Beginning                      1.500             1.300
         on December 19, 2005)

         2006                                          High Bid          Low Bid
         First Quarter (Beginning                      2.150             1.010
         on January 3, 2006 through March 17, 2006)

                            RELATED PARTY TRANSACTION

         Our predecessor company, Globus Growth, was founded by Stephen E. Globus, who is currently one of our directors. See "Business-our company."

         Certain family members of Stephen E.Globus, our director, have participated in the Initial Preferred A Private Place with a total investment of $170,000. SRG Capital Partnership, a company controlled by Richard D. Globus, purchased $50,000 Series A Preferred Stock in the Initial Preferred A Private Placement. Richard D. Globus is Stephen E Globus' brother.

         In December 2005, certain family members of Stephen E.Globus, our director, purchased the Convertible Notes from certain Notes holders in the aggregated amount of $210,000. All of these Convertible Notes purchased by these family members were converted into our common shares.

         In March 2006, certain family members of Stephen E. Globus, our director, purchased our common stock in the private placement in the aggregate amount of $100,000.


         Security Ownership of Certain Beneficial Owners and Management

         As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise subject to community property laws where applicable.

         As of March 15, 2006, we had a total of 36,848,400 shares of common stock issued and outstanding, which are our only issued and outstanding voting equity securities.

         The following table sets forth, as of March 15, 2006, (a) the names of each beneficial owner of more than five per cent (5%) of our common stock and preferred stock known to us, and the amount and percentage of such ownership;
(b) the names and addresses of each director and executive officer that owns more than five per cent (5%) of our common stock and preferred stock, and the amount and percentage of such ownership, by each person and by all of our directors and executive officers as a group. Except as otherwise indicated, the addresses of each of the person below is c/o China Biopharmaceuticals Holdings, Inc., Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road, Nanjing,
Jiangsu, China.

Name                          Positions Held                         Shares Owned    Percentage
SHI Xinzhong
Address: No. 39, Mai Tai
Street, Nanjing , Jiangsu,    Shareholder                              1,725,595        4.7%
China

GCE Property Holdings,
Inc.
Address: c/o Bryan Cave       Shareholder                              2,000,000        5.4%
LLP, 1290 Avenue of the
Americas, New York, NY 10104

QVT Fund LP
Address: 527 Madison
Avenue, 8th Floor, New        Shareholder                              1,980,198        5.4%
York, NY 10022

Vision Opportunity
Master Fund, LTD
Address: 317 Madison Ave,     Shareholder                              1,980,198        5.4%
Suite 1220, New York, NY
10017

Mao Peng                      Director, Chairman of Board Chief        3,432,986        9.3%
                              Executive Officer

AN Lufan                      Director, President Chief Operating      3,036,848        8.2%
                              Officer

LIU Xiaohao                   Director, Vice President,                2,425,992        6.7%

HUANG Chentai                 Chief Financial Officer                    400,000        1.1%




                                       61

Stephen E. Globus
Address: 44 West 24th st.,    Director                                   485,714        1.3%
New York, NY 10010

ZHANG Luyong                  Chief Technology Officer                   200,000        0.5%

Directors and officers as a                                            9,981,540       27.1%
group

Total:                                                                17,667,531       47.9%


(1) The shares of common stock contributed to GCE Property Holdings, Inc. include (i) 1,000,000 shares of common stock and (ii) 1,000,000 shares of common stock issuable upon exercise of the warrants held by GCE Property Holdings, Inc.

                                     EXPERTS

         Our consolidated financial statements for the nine months ended September 30, 2005 and 2004, have been included in this prospectus and in the registration statement of which this prospectus forms a part. Our consolidated financial statements as of December 31, 2004 and 2003 include din this prospectus have been audited by Kempisty & Company Certified public Accountants PC, as set forth in its report thereon appearing elsewhere herein, and which have been included herein in reliance on said report of such firm given on its authority as experts in auditing and accounting in giving said report.

         See "Changes In and Disagreements with Accountants on Accounting And Financial Disclosure" for information about recent dismissal of Weinberg & Company, P.A. g as our principal independent accountants and our engagement of the new independent accountants.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         On December 29, 2005, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accountants and Consultants ("Moore Stephens") as the new independent auditor to audit our financial statements, effective as of December 27, 2005 . This appointment replaced Kempisty & Company Certified Public Accountants, PC ("Kempisty") as the independent accountant engaged to audit the financial statements of the Registrant. The decision to dismiss Kempisty was approved by the Registrant's Board of Directors. No audit committee exists other than the members of the Board of Directors. Kempisty performed the audit of the Registrant's financial statements for the years ended December 31, 2004 and 2003 and reviewed the Registrant financial statements for the three months ended March 31, 2005 and March 31, 2004, for the three and six months ended June 30, 2005 and June 30, 2004 and for the three and nine months ended September 30, 2005 and September 30, 2004. During this period and the subsequent interim period prior to its dismissal, there were no disagreements with Kempisty on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Kempisty's satisfaction would have caused Kempisty to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-K"). The Registrant has requested Kempisty to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Registrant. Moore Stephens, the Registrant's successor auditors, provides auditing services for the Registrant which is a United States company according to the United States generally accepted accounting principles. The decision to engage Moore Stephens was approved by the Registrant's Board of Directors. The Board of Directors of the Registrant believes that Moore Stephens should be able to better service the Registrant's expanding auditing needs.

         On March 10, 2005, we filed a Current Report on Form 8-Kto report the change in our certifying accountant. Our board of directors authorized the engagement of Kempisty & Company Certified Public Accountants, PC as the new independent auditor to audit our financial statements, effective as of March 9,

2005. This appointment replaced BDO Reanda, Certified Public Accountants ("BDO") as the independent accountant engaged to audit our financial Statements. BDO was dismissed on March 9, 2005 as the principal independent accountant. Our board of directors authorized the dismissal of BDO. During the one month in which BDO was engaged by us, BDO did not issue any reports on the audited financial statements of our company, and there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to BDO's satisfaction would have caused BDO to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in
Item 304(a)(1)(iv)of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-K").

         On February 10, 2005, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of BDO as the new independent auditor to audit our financial statements, effective as of February 8, 2005. This appointment replaced Weinberg & Company, P.A. ("Weinberg") as the independent auditor engaged to audit our financial statements. Weinberg was dismissed on February 8, 2005 as the principal independent accountant. Our board of directors authorized the dismissal of Weinberg. Weinberg performed the review of our financial statements for the three and nine months ended September 30, 2003. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Weinberg's satisfaction would have caused Weinberg to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K.

         On September 20, 2004, we filed a Current Report on Form 8-K, which was amended on December 3, 2004 to report the change in our certifying accountant. This appointment replaced Eisner LLP as the independent auditor engaged to audit our financial statements. Our board of directors authorized the engagement of Weinberg & Company, P.A., effective as of September 15, 2004, as the new independent auditor to audit our financial statements and the dismissal of Eisner LLP. Eisner LLP performed the audit of our financial statements for the three years ended February 29, 2004. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Eisner LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Eisner LLP's satisfaction would have caused Eisner LLP to make reference to this subject matter of the disagreements nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K.

                                 TRANSFER AGENT

         Our transfer agent is North American Transfer Company. The address is 17 West Merrick Road, Freeport, New York, New York.

                             ADDITIONAL INFORMATION

         We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus constitutes the prospectus of China Biopharmaceuticals Holdings, Inc., filed as part of the registration statement, and it does not contain all of the information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to our company and this offering, we refer you to the registration statement and exhibits filed as part of it. You may inspect the registration statement, including the exhibits thereto, without charge at the Public Reference Room of the Commission at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement from the Public Reference Room of the Commission at 100 F Street, NE, Washington, D.C. 20549, upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also access such material electronically by means of the Commissions home page on the Internet at http://www.sec.gov. Descriptions contained in this prospectus as to the contents of a contract or other document filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
China Biopharmaceuticals Holdings, Inc.
(Formerly Globus growth Group Inc.) and subsidiaries


         We have audited the accompanying consolidated balance sheet of China Biopharmaceuticals Holdings, Inc. as of December 31, 2004 and the related consolidated statements of income and changes in shareholders' equity and cash flows for each of the years in the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China
Biopharmaceuticals Holdings, Inc. at December 31, 2004 and the results of its' operations and cash flows for each of the years in the two years then ended in conformity with U.S. generally accepted accounting principles.


Kempisty & Company
Certified Public Accountants PC
New York, New York
April 14, 2005


                    CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004


                ASSETS
Current Assets:
     Cash                                                                          $    467,036
     Accounts receivable-net                                                          5,088,309
     Inventory                                                                        1,474,021
                                                                                   ------------
          Total current assets                                                        7,029,366

Fixed Assets, net                                                                     1,687,549
Land-use right                                                                        1,416,511
Goodwill                                                                                305,774
Deferred taxes                                                                           84,029
                                                                                   ------------
          Total Assets                                                             $ 10,523,229
                                                                                   ============

                LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Bank loans                                                                    $  1,655,289
     Accounts payable  and accrued expenses                                           3,207,802
     Other payable                                                                      939,939
     Income taxes payable                                                               327,030
     Other taxes payable                                                                 89,885
     Deferred revenue                                                                   695,162
     Due to shareholders                                                                361,816
                                                                                   ------------
          Total Current Liabilities                                                   7,276,923

Commitments and contingencies                                                              --

Minority interests                                                                    1,050,845

Shareholders' Equity:
     Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued
     Common stock, $0.01 par value, 200,000,000 shares authorized;
          24,358,757 shares issued and outstanding as of December 31, 2004              243,588
     Paid-in capital                                                                  1,363,601
     Retained earnings                                                                  591,611
     Accumulated comprehensive (loss)                                                    (3,339)
                                                                                   ------------
          Shareholders' Equity                                                        2,195,461
                                                                                   ------------
Total Liabilities and Shareholders' Equity                                         $ 10,523,229
                                                                                   ============





                        See Notes to Financial Statements

                    CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME


                                                         For the Year Ended
                                                            December 31,
                                                        2004            2003
                                                    ------------    ------------


       Revenues
            Sales                                   $  3,443,545    $  1,016,733
            Cost of sales                              2,411,451         306,621
            Business tax                                  20,721            --
                                                    ------------    ------------
                 Gross Profit                          1,011,373         710,112

       Operating Expenses
            General and administrative                   545,190          55,400
                                                    ------------    ------------
                 Income from operations                  466,183         654,712

       Other income:
            Interest income                               17,382             166
            Interest expense                             (37,710)           --
            Other revenues and gains                     117,720            --
            Other income, net                              1,853              12
                                                    ------------    ------------
                 Income before income taxes              565,428         654,890

       Income taxes                                      109,134         116,918

       Minority interest                                 105,654          53,797
                                                    ------------    ------------

       Net income                                        350,640         484,175

       Foreign currency translation gain(loss)            (3,361)              2
                                                    ------------    ------------

       Comprehensive income                         $    347,279    $    484,177
                                                    ============    ============

       Basic and fully diluted earnings per share   $       0.01    $       0.02
                                                    ============    ============

       Weighted average shares outstanding          $ 24,358,757    $ 23,158,757
                                                    ============    ============




                        See Notes to Financial Statements


                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                        Common Stock                   Preferred      Additional    Accumulated
                       .01 par value                     Stock          Paid-in    Comprehensive      Retained
                           Shares         Amount         Shares         Capital       Income          Earnings         Totals
                       -------------  -------------  -------------  -------------  -------------   -------------   -------------
Balances at
  January 1, 2003         20,842,779  $     208,428           --    $     146,364  $        --     $        --     $     354,792

Reverse merger
   adjustment              2,315,978         23,160           --           37,237             20        (300,593)       (240,176)

Net income                      --             --             --             --             --           484,175         484,175

Foreign currency
   translation gain             --             --             --             --                2            --                 2
                       -------------  -------------  -------------  -------------  -------------   -------------   -------------

Balances at
  December 31, 2003       23,158,757  $     231,588           --    $     183,601  $          22   $     183,582   $     598,793

Shares issued for
   Hengyi acquisition      1,200,000         12,000           --        1,180,000           --              --         1,192,000

Net income                      --             --             --             --             --           408,029         408,029

Foreign currency
   translation loss             --             --             --             --           (3,361)           --            (3,361)
                       -------------  -------------  -------------  -------------  -------------   -------------   -------------

Balances at
  December 31, 2004       24,358,757  $     243,588           --    $   1,363,601  $      (3,339)  $     591,611   $   2,195,461
                       =============  =============  =============  =============  =============   =============   =============





                       See Notes to Financial Statements


                    CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH

                                                                      For the Year Ended
                                                                         December 31,
                                                                     2004           2003
                                                                 -----------    -----------
Operating Activities
--------------------
Net income                                                       $   350,640    $   484,175
Adjustments to reconcile net income to net cash provided(used)
   by operating activities:
Depreciation                                                          41,850         11,943
Minority interest                                                    105,654         53,797
Changes in operating assets and liabilities:
Accounts receivable                                               (4,031,764)      (786,545)
Inventories                                                       (1,472,000)        (1,674)
Patent and development costs                                          13,290        (13,290)
Prepaid expense and other rec                                         47,482        (24,528)
Other assets                                                      (1,762,953)          --
Accounts payable and accrued expenses                              3,149,807         57,995
Other payable                                                        870,659         59,769
Due to shareholder                                                    40,332        106,751
Deferred tax liability                                               (32,889)       116,918
Customer deposit                                                     561,050         (3,614)
Taxes payable                                                        416,915           --
                                                                 -----------    -----------
Net cash provided(used) by operating activities                   (1,701,927)        61,697

Investing Activities
--------------------
Business acquisitions-cash acquired                                  425,396           --
Purchase of fixed assets                                                --          (21,828)
                                                                 -----------    -----------
Net cash provided(used) by investing activities                      425,396        (21,828)

Financing Activities
--------------------
Bank loan                                                          1,655,289           --
                                                                 -----------    -----------
Net cash provided by financing activities                          1,655,289           --
                                                                 -----------    -----------

Net increase in cash and cash equivalents                            378,758         39,869
Effects of exchange rates on cash                                     (3,361)             2
Cash at beginning of period                                           88,277         48,406
                                                                 -----------    -----------
Cash at end of period                                            $   467,035    $    88,277
                                                                 ===========    ===========

Supplemental Disclosures of Cash Flow Information:
  Cash paid during year for:
     Interest                                                    $    37,710    $      --
                                                                 ===========    ===========
     Income taxes                                                $      --      $      --
                                                                 ===========    ===========


                        See Notes to Financial Statements

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1- ORGANIZATION AND OPERATIONS

          CBH was incorporated under the laws of the State of Delaware in the United States. The consolidated financial statements of CBH and subsidiaries reflect the activities and financial transactions of its subsidiary, CBC, a British Virgin Islands corporation which is the parent, management company and holder of a 90% ownership interest in Chemsource, a company established in the People's Republic of China. Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou Province, China, which the Company acquired a 75.76% ownership on September 30, 2004.

          On August 28, 2004, the Company completed a share exchange (the "Exchange") with the stockholders of CBC pursuant to the terms of an Agreement for Share Exchange, dated August 28, 2004. In the Exchange, the Company acquired 100% of the issued and outstanding stock of CBH in exchange of the issuance of 20,842,779 shares of its restricted common stock, par value at $0.01 per share. The Exchange resulted in a change of voting control of the Company. After the Exchange, the previous shareholders of CBC owned 90% of outstanding common shares of CBH.

          CBC owns 90% interest of Chemsource, a company established in the People's Republic of China. From 2001 to 2004, Chemsource engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China.

          The principal activities of Hengyi are sales and manufacturing of pharmaceutical intermediates, such as carbamazephine, flumequine and iminostilbene carbonyl chloride in Mainland China.

Note 2-   SIGNIFICANT ACCOUNTING POLICIES

          Economic and Political Risks

          The Company faces a number of risks and challenges since its assets are located in China and its revenues are derived from its operations in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

                    CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

          Basis of Presentation

          The  consolidated  financial  statements  include the  accounts of the
          Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

          On August 4, 2004, the Company declared that the majority stockholders of Globus executed a written consent providing a merger ( the "Merger") of Globus with and into its wholly owned subsidiary, CBH. On July 3, 2004, an Agreegment and Plan of Merger (the "Merger Agreement") was signed by and between Globus and CBH. The Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, whereby Globus would be merged with and into CBH. The separate corporate existence of Globus ceased and CBH continued as the surviving corporation of the merger. In the Merger, all issued and outstanding shares of Globus were converted into shares of common stock of CBH on the basis of seven for five (7 for 5).

          Fixed Assets

          Fixed assets are stated at cost less accumulated depreciation. Depreciation on fixed assets is provided on the straight-line basis over their respective estimated useful lives. Estimated useful lives are as follows.



          Equipment and machinery                      6 years
          Motor vehicles                               8 years
          Furniture and fixtures                       5 years
          Land use right                               48 years

          The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

          Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company also re-evaluated the periods of amortization to determine whether subsequent events and circumstances are warrant revised estimate of useful lives.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

          Cash and Cash Equivalents

          For financial reporting purposes, the Company considers all highly liquid investment purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America.

          Patent and Development Costs

          The patent and development costs represent patented pharmaceutical formulas, which have obtained official registration certificate or official approval for clinical trials. No amortization is provided as it is held for sale. Such costs comprise purchase costs of patented pharmaceutical formulas, development costs, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually, and otherwise when events changes in circumstances indicate that the carrying value may not be recoverable.

          Research and Development Costs

          Research  and  development  costs  of   pharmaceutical   formulas  for
          contracted projects are expensed when incurred.

          Research costs of pharmaceutical formulas held for sale are expensed whereas the development cost are expensed until the project attains technical feasibility (i.e. obtained official approval for clinical trials), and then such development costs are capitalized.

          Fair Value of Financial Instruments

          The Company's financial instruments primarily include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, customer deposits and amounts due to related parties and shareholders. Management has estimated that the carrying amounts approximate their fair values due to their short-term nature.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

          Revenue and Revenue Recognition

          For fixed-price refundable new drugs contracts, the Company recognizes revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved and accepted by the customer, the payment is not refundable, and continued performance of future research and development services related to the milestone are not required.

          For sales of patented pharmaceutical formulas, the Company recognizes revenue upon the delivery of the patented formulas.

          Retirement Benefits

          Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the income statement as incurred. The retirement benefits expense for the years ended December 31, 2004 and 2003 was $49,745 and $1,806, respectively.

          Income Taxes

          Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that include the enactment date. The Company provides a valuation allowance for certain deferred tax assets, if it is more likely than not that the Company will not realize tax assets through future operations.

          Use of Estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimate are made; however actual results could differ materially form those estimates.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

          Comprehensive Income(Loss)

          SFAS No. 130, Reporting Comprehensive Income, established standard for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity excepts those resulting form investments by owners and distributions to owners. Among other disclosures, SPAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

          Foreign Currency Translation

          The Company's financial information is presented in US dollars. People's Republic of China currency (Renminbi dollars) has been converted into US dollars at the exchange rate of 8.277 to 1.

          The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

          Earnings (Loss) Per Share

          Basic earning(loss) per share is computed by dividing income(loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive securities outstanding for the reporting periods presented.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

          Recent Accounting Pronouncements

          In January 2003, (as revised in December 2003) the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "ntitylifathey occur,iable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the expected losses.

          Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary. Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date included those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003.

          Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

          In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities ". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

          In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

          SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

          Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

          In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporaropriate.e released Staff Accounting Bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB105 requires the disclosures of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB105 is effective for derivative instruments, entered into subsequent to March 31, 2004 and should also be applied to existing instrument as appropriate.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2-   SIGNIFICANT ACCOUNTING POLICIES (continued)

          In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets, an Amendment of APB No. 29". This statement amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions". Earlier guidance had been based on the principle that exchanges of nonmonetary assets should be based on the fair value of the assets exchanged and APB No. 29 included certain exception to this principle.

          However, FASB 153 eliminated the specific exceptions for nonmonetary exchanges with a general exception rule for all exchanges of nonmonetary assets that do not have commercial and economic substance. A nonmonetary exchange has commercial substance only if the future cash flows of the entity is expected to change significantly as a result of the exchange. This statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.

          In December 2004, the FASB issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which supethatemayPbeosettledNo. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement shall be effective the first interim or annual reporting period that begins after December Implementation of the revised SFAS No. 123 is not expected to have a significant effect on the Company's financial statement presentation or its disclosures.

          The implementation of the above pronouncements is not expected to have a material effect on the Company's financial statement presentation or disclosures.


Note 3-   ACCOUNTS RECEIVABLE

          Accounts receivable consist of the following as of December 31, 2004:

          Accounts receivable                                     $   5,335,998
          Allowance for bad debt                                       (247,689)
                                                                  -------------
          Accounts  receivable, net                               $   5,088,309
                                                                  =============

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




Note 3-   ACCOUNTS RECEIVABLE (continued)

          The Company's only operating subsidiary, Chemsource, accounted for 100% of the accounts receivable of the Company at September 30, 2004. For the nine months ended September 30, 2004 the Company recognized bad debt expenses of $538,843 relating to sales record in 2003. In 2003, the Company believed that all of the criteria for revenue recognition existed. However, during 2004 certain customers experienced deteriorating financial condition which resulted in non-payment of accounts receivable. While, the Company continues to pursue payment, due to the uncertainty of collection, the Company recorded a bad debt allowance for the accounts.

Note 4-   INVENTORY
                                                                       2004
                                                                       ----
          Finished goods                                          $   1,154,723
          Packing materials and supplies                                287,398
          Work in progress                                        =============

Note 5-   FIXED ASSETS

          Fixed assets consists of the following as of December 31, 2004:

          Furniture and equipment                                 $     756,285
          Less: Accumulated depreciation                                 70,946
                                                                  -------------
                                                                  $     685,339
                                                                  =============

         Depreciation expense for the years ended December 31, 2004 and 2003 was $509,841 and $357,946 , respectively.


Note 6-   LAND USE RIGHT
                                                                       2004
                                                                       ----
          Cost of land use right                                  $   1,449,800
          Less: Accumulated amortization                                 29,479
                                                                  -------------
                                                                  $   1,420,321
                                                                  =============

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 7-   AMOUNT DUE TO SHAREHOLDERS

          Amounts due to shareholders consist of the following as of December 31, 2004:

          Lufan An                                                $     313,123
          Xiahao Liu                                                     36,589
          Xinzhong Shi                                                   12,082
                                                                  -------------
                                                                  $     361,794
                                                                  =============

          The amounts due to shareholders are unsecured, interest-free and have no fixed repayment terms.

Note 8-   INCOME TAXES

          Corporation Income Tax ("CIT")

          In accordance with the relevant tax laws and regulations of the People's Republic of China, a company is entitled to a full exemption from CIT for the first two years, and a 50% deduction in CIT for the next three years, commencing from the first profitable year. For 2003, the Company was exempt from CIT.

          Income tax expense for years ended December 31, 2004 and 2003 are summarized as follows:

          CIT                                  2004                    2003
                                               ----                    ----

          Current                         $     310,081           $        --
          Deferred                             (200,947)                116,918
                                          -------------           -------------
                                          $     109,134           $     116,918
                                          =============           =============

          The Company's tax expense differs from the "expected" tax expense for the nine months ended September 30, 2004 and 2003 (computed by applying the CIT rate of 33 percent to net profit) as follows:



                                                    2004               2003
                                                    ----               ----

          Computed "expected" expense(benefit) $     186,591      $     216,114
          Valuation allowance                           --              (99,196)
          CIT exemption                              (77,457)              --
                                               -------------      -------------
          Income tax expense                   $     109,134      $     116,918
                                               =============      =============


                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 8-   INCOME TAXES (continued)

          The tax effects of temporary differences that give rise to significant portions of deferred tax liabilities(assets) are as follows at December 31, 2004:


          Deferred tax assets:
               Depreciation                                                          $      10,439
               Research and development costs not yet deducted for tax purpose             205,405
               Other costs not yet deducted for tax purpose                                 40,503
               Foreign net operating loss carry forwards                                    83,503
               Valuation allowance                                                        (339,850)
                                                                                     -------------
                    Total deferred tax assets                                                 --
                                                                                     -------------

          Deferred tax liabilities:
               Revenue not yet taxable                                                    (411,613)
                                                                                     -------------
                    Net deferred tax liability                                       $    (411,613)
                                                                                     =============

          The foreign net operating loss carry forwards expire five years from the year of the loss. The loss carry forwards expire as follows:

                    Year of Expiration
                           2005                                                      $      34,371
                           2006                                                             43,696
                           2007                                                             48,559
                           2008                                                             58,045
                           2009                                                             83,503
                                                                                     -------------
                                                                                     $     268,174
                                                                                     =============

          The tax effects of temporary differences that give rise to deferred tax assets were reduced by a valuation allowance because of the uncertainty as to whether the deferred tax assets will be realized.


          Business Tax ("BT")

          The Company is subject to Business Tax, which is charged on the selling price at a general rate of 5% in accordance with the tax law applicable.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 9-   BANK LOANS

          The Company has a total amount of US$1,655,289 in short term loans from two different banks in China. These loans are one year or less in mature and renew automatically. The average interest rate is approximately 6.75%.

Note 10-  COMMITMENTS AND CONTINGENCIES

          Operating Leases

          The Company leases office space and dormitory facilities for its employees from a third party. Accordingly, for the years ended December 31, 2004 and 2003 the Company recognized rent expense of $10,545 and $9,062, respectively.

          As of December 31, 2004, the Company has outstanding commitments in respect of non-cancellable operating leases, which fall due as follows:


                          2005                                    $      24,500
                          2006                                           26,950
                          2007                                           29,650
                          2008                                           32,610
                          2009                                           35,870
                                                                  -------------
                                                                  $     149,580
                                                                  =============

Note 11-  BUSINESS COMBINATIONS

          Effective August 28, 2004, the Company completed the acquisition of CBC, a British Virgin Islands corporation which is the parent, management company and holder of a 90% of the ownership interest in its only operating subsidiary, Chemsource, a company established in the People's Republic of China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. The Company exchanged 20,842,779 shares of its restricted common stock, par value $0.01 per share, for that number of shares of CBC that constitutes 100% of the equity interest of CBC, valued at $447,431 which represented the net asset of CBC at the acquisition date.

          The following summarizes the acquisition:

          Assets acquired                                         $   1,077,242
          Liability assumed                                            (629,811)
                                                                  -------------
          Net assets of CBC at the acquisition date               $     447,431
                                                                  =============

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 11-  BUSINESS COMBINATIONS(continued)

          On September 29, 2004, we signed a purchase agreement to acquire a 75.7606% ownership interest of Suzhou Hengyi Pharmaceuticals of
          Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares valued at $1.00 per share or $1,200,000 and additional $1,600,000 as an additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments beginning in 2005.


Note 12-  COMMON STOCK

          On December 17, 2004, the Company issued 600,000 shares of common stock to Gang Zhu and another 600,000 shares of common stock to Fu Ying Chou, both are shareholders of Suzhou Hengyi Pharmaceutical Feedstock Co., Ltd. pursuant to the acquisition of Hengyi effective October 1, 2004.

          During October 2004 the Company engaged a consultant for six months ending March 31, 2005. The terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 common stocks and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. The common shares are being valued at $1.00 per share and the warrants are valued at $0.58 per warrant for a total monthly cost to the Company of $10,917 for the consulting services. The common stock and warrants will be physically issued in 2005.

Note 13-  SUBSEQUENT EVENTS

          During January 2005, the Company issued $500,000 face value convertible notes payable 180 days from the date of issue with interest at 7% per annum. The notes are convertible into common stock of the Company at $1.00 per share. Attached to the notes are three year warrants that allow the holder to purchase shares of common stock at $1.50 per share.

          Additionally, the Company paid $40,000 in cash and issued 65,000 shares valued at $65,000 and 26,666 three year warrants to purchase the Company's common stock at $1.50 per share valued at $3,200 using the Black-Schole pricing model for a total of $108,200 of note issuance expense to be amortized over the life of the note.

          During March 2005, the Company issued 300,000 shares of common stock to China Pharmaceutical University located in Nanjing, China, pursuant to a joint laboratory agreement and agreed to invest $36,245 into the laboratory.

                              FINANCIAL STATEMENTS

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                            As of September 30, 2005
             And for three and nine months ended September 30, 2005

The consolidated financial statements of China Biopharmaceuticals Holdings, Inc. and subsidiaries (collectively, the "Company"), included herein were prepared, without audit, pursuant to rules and regulations of the Securities and Exchange Commission. Because certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America were condensed or omitted pursuant to such rules and regulations, these financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements of the Company as included in the Company's Form 10-KSB for the year ended December 31, 2004.


                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                                                              September 30,
                                                                                   2005
                                                                              -------------
Current Assets:
     Cash                                                                     $   2,007,819
     Accounts receivable-net (Note 3)                                             8,882,052
     Prepaid expenses                                                               108,704
     Inventory (Note 4)                                                           5,714,727
     Loan to Shareholders                                                                 0
                                                                              -------------
          Total current assets                                                   16,713,302

Fixed Assets, net (Note 5)                                                        5,358,394

Other Assets (Note 6)                                                            10,197,678
                                                                              -------------
          Total Assets                                                        $  32,269,375
                                                                              =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Bank Loan                                                                $   4,506,464
     Accounts Payable                                                             8,328,970
     Other Payable                                                                  815,822
     Income taxes payable                                                           793,103
     Deferred revenue                                                               888,234
     Due to RPT                                                                   1,855,574
     Due to Shareholders                                                          1,512,534
     Due to Erye's Shareholders                                                     600,000
     Bond Payable                                                                   450,000
                                                                              -------------
          Total Current Liabilities                                              19,750,701

Long-term Liabilities
     Long-term  Loan                                                                544,046
                                                                              -------------
          Total Long-term Loan                                                      544,046

Minority interests                                                                3,906,024

Shareholders' Equity:
     Preferred stock, $0.01 par value, 10,000,000 shares authorized;                 10,900
          1,090,000 shares issued and outstanding as of September 30, 2005
     Common stock, $0.01 par value, 200,000,000 shares authorized;
          28,210,257 shares issued and outstanding as of September 30, 2005         282,103
     Common stock to be issued                                                          125
     Additional Paid-in capital                                                   6,137,828
     Retained earnings                                                            1,640,988
     Accumulated comprehensive (loss)                                                (3,339)
                                                                              -------------
        Shareholders' Equity                                                      8,068,605
                                                                              -------------
Total Liabilities and Shareholders' Equity                                    $  32,269,375
                                                                              =============




                        See Notes to Financial Statements


                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT
            FOR NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                                 For Nine Month Ended            For 3 Months Ended
                                                     September 30                    September 30
                                                 2005            2004            2005            2004
                                             ------------    ------------    ------------    ------------
Revenues
     Sales                                   $ 13,129,081         663,850    $  7,498,008         480,131
     Cost of sales                              9,430,835          60,015       5,498,940           7,048
     Business tax                                  16,142            --            13,540            --
                                             ------------    ------------    ------------    ------------
          Gross Profit                          3,682,103         603,835       1,985,527         473,083

Operating Expenses
     General and administrative                 2,039,938         818,071       1,078,393         786,575

                                             ------------    ------------    ------------    ------------
          Income from operations                1,642,165        (214,236)        907,134        (313,492)

Other income:

     Other income, net                            (35,694)         (6,815)        (23,119)         (6,962)
                                             ------------    ------------    ------------    ------------

          Income before income taxes            1,606,471        (221,051)        884,015        (320,454)

Income taxes                                         --           294,695            --           234,492

Minority interest                                 557,094         (43,153)        367,764         (47,073)
                                             ------------    ------------    ------------    ------------

Net income                                      1,049,378        (472,593)        516,252        (507,873)

Foreign currency translation gain(loss)              --               (10)           --              --
                                             ------------    ------------    ------------    ------------

Comprehensive Income                         $  1,049,378        (472,603)   $    516,252        (507,873)
                                             ============    ============    ============    ============

Basic and Fully Diluted Earnings per Share   $       0.04           (0.02)   $       0.02           (0.02)
                                             ============    ============    ============    ============

Weighted average shares outstanding            26,218,201      21,691,971      28,133,757      21,125,843
                                             ============    ============    ============    ============



                        See Notes to Financial Statements

                     CHINA BIOPHARMACEUTICAL HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                                       For the 9 Months Ended
                                                            September 30,
                                                         2005           2004
                                                     -----------    -----------

Operating Activities
--------------------
Net income                                           $ 1,049,377    $  (472,593)
Adjustments to reconcile net income to net cash
   provided(used) by operating activities:
Depreciation                                             429,040         11,332
Minority interest                                        851,123        (43,153)
Changes in operating assets and liabilities:                --             --
Accounts receivable                                    3,916,849        400,657
Inventories                                           (1,702,024)          (175)
Prepaid expense and other receivables                   (203,757)      (193,626)
Other assets                                             428,862           (402)
Payable and accrued expenses                          (4,606,424)        47,457
Due to Shareholders                                     (115,332)        21,600
Customer deposit                                         185,450       (128,071)
Taxes payable                                            (35,684)       294,690
                                                     -----------    -----------
Net cash provided(used) by operating activities          197,481        (62,284)

Investing Activities
--------------------
Business acquisitions-cash acquired                     (200,000)          --
Acquisition or Disposal of fixed assets                 (909,771)        (4,842)
                                                     -----------    -----------
Net cash provided(used) by investing activities       (1,109,771)        (4,842)

Financing Activities
--------------------
Processes from issuance of common stock                  397,000        300,000
Processes from issuance of preferred stock             1,090,000           --
Process from convertible notes                           450,000           --
Bank loan                                                516,073           --
                                                     -----------    -----------
Net cash provided by financing activities              2,453,073        300,000

Net increase in cash and cash equivalents              1,540,783        232,874
Effects of exchange rates on cash                           --              (11)
Cash at beginning of period                              467,036         88,277
                                                     -----------    -----------
Cash at end of period                                $ 2,007,819    $   321,140
                                                     ===========    ===========

Supplemental Disclosures of Cash Flow Information:
  Cash paid during year for:
     Interest                                        $   237,830    $      --
                                                     ===========    ===========
     Income taxes                                    $   110,219    $   356,840
                                                     ===========    ===========




                        See Notes to Financial Statements

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



Note 1-  ORGANIZATION AND OPERATIONS

         CBH was incorporated under the laws of the State of Delaware in the United States. The consolidated financial statements of CBH and subsidiaries reflect the activities and financial transactions of its subsidiary, CBC, a British Virgin Islands corporation which is the parent, management company and holder of a 90% ownership interest in Chemsource, a company established in the People's Republic of China. Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou Province, China, which the Company acquired a 75.76% ownership on September 30, 2004. Suzhou Erye Pharmaceutical Limited Company ("Erye"), a Chinese company established in Suzhou Province, China, which the Company acquired a 51% ownership on June 11, 2005.

         On August  28,  2004,  the  Company  completed  a share  exchange  (the
         "Exchange") with the stockholders of CBC pursuant to the terms of an Agreement for Share Exchange, dated August 28, 2004. In the Exchange, the Company acquired 100% of the issued and outstanding stock of CBH in exchange of the issuance of 20,842,779 shares of its restricted common stock, par value at $0.01 per share. The Exchange resulted in a change of voting control of the Company. After the Exchange, the previous shareholders of CBC owned 90% of outstanding common shares of CBH.

         CBC owns 90% of Chemsource, a company established in the People's Republic of China. From 2001 to 2004, Chemsource engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China.

         The principal activities of Hengyi are sales and manufacturing of pharmaceutical intermediates, such as carbamazephine, flumequine and iminostilbene carbonyl chloride in Mainland China.

         The principal activities of Hengyi are sales and manufacturing of pharmaceutical intermediates, such as carbamazephine, flumequine and iminostilbene carbonyl chloride in Mainland China.

         The principal activities of Erye are sales and manufacturing of pharmaceutics approved for sale in Mainland China.

Note 2-  SIGNIFICANT ACCOUNTING POLICIES

         Economic and Political Risks

         The Company faces a number of risks and challenges since its assets are located in China and its revenues are derived from its operations in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Basis of Presentation

         The  consolidated  financial  statements  include  the  accounts of the
         Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

         The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Standards for Business Enterprises" and "Accounting system for Business Enterprises" in the PRC ("PRC GAAP").

         Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC. The difference between PRC GAAP accounts of the Company and its US GAAP financial statements was immaterial.

         Fixed Assets

         Fixed assets are stated at cost less accumulated depreciation. Depreciation on fixed assets is provided on the straight-line basis over their respective estimated useful lives. Estimated useful lives are as follows.

         Equipment and machinery                                        6 years
         Motor vehicles                                                 8 years
         Furniture and fixtures                                         5 years
         Land use right                                                 50 years

         The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

         Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company also re-evaluated the periods of amortization to determine whether subsequent events and circumstances are warrant revised estimate of useful lives.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Cash and Cash Equivalents

         For financial reporting purposes, the Company considers all highly liquid investment purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America.

         Patent and Development Costs

         The patent and development costs represent patented pharmaceutical formulas, which have obtained official registration certificate or official approval for clinical trials. No amortization is provided as it is held for sale. Such costs comprise purchase costs of patented pharmaceutical formulas, development costs, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually, and otherwise when events changes in circumstances indicate that the carrying value may not be recoverable.

         Research and Development Costs

         Research  and  development   costs  of   pharmaceutical   formulas  for
         contracted projects are expensed when incurred.

         Research costs of pharmaceutical formulas held for sale are expensed whereas the development cost are expensed until the project attains technical feasibility (i.e. obtained official approval for clinical trials), and then such development costs are capitalized.

         Fair Value of Financial Instruments

         The Company's financial instruments primarily include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, customer deposits and amounts due to related parties and shareholders. Management has estimated that the carrying amounts approximate their fair values due to their short-term nature.

         Allowance for Doubtful Accounts

         The Company determines the allowance for doubtful accounts based on bad debt rate in prior year and other factors. The Company also provides specific provisions for bad debt if factors and circumstance indicate the receivables are unlikely to be collected.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Revenue and Revenue Recognition

         For fixed-price refundable new drugs contracts, the Company recognizes revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved and accepted by the customer, the payment is not refundable, and continued performance of future research and development services related to the milestone are not required.

         For sales of patented pharmaceutical formulas, the Company recognizes revenue upon the delivery of the patented formulas.

         Income Taxes

         Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that include the enactment date. The Company provides a valuation allowance for certain deferred tax assets, if it is more likely than not that the Company will not realize tax assets through future operations.


         Use of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimate are made; however actual results could differ materially form those estimates.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Comprehensive Income(Loss)

         SFAS No. 130, Reporting Comprehensive Income, established standard for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity excepts those resulting form investments by owners and distributions to owners. Among other disclosures, SPAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

         Foreign Currency Translation

         The Company maintains its books and accounting records in Renminb ("RMB"), thePRC's currency. Translation of dmcontracts. RMB in United States dollars ("US$") has been made at the single rate of exchange of US$1.00:RMB8.277. No representation is made that RMB amounts could have been or could be, converted into US dollar at that rate. On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). The quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with supplier's invoices, shipping documents and signed contracts.

         One July 21, 2005, the People's Bank of China, China's central bank, announced that, beginning from July 21, 2005, China will implement a regulated, managed floating exchange rate system based on market supply and demand and in reference to a package of currencies. RMB will no longer be pegged to the US dollar and the RMB exchange rate regime will be improved with greater flexibility.

         The People's Bank of China will announce the closing price of a foreign currency such as the US dollar traded against the RMB in the inter-bank foreign exchange market after the closing of the market on each working day, and will make it the central parity for the trading against the RMB on the following working day.

         The exchange rate of the US dollar  against the RMB will be adjusted to
         8.11 yuan per US dollar on July 21, 2005.

         The daily trading price of the US dollar against the RMB in the inter-bank foreign exchange market will continue to be allowed to float within a band of 0.3 percent around the central parity published by the People's Bank of China, while the trading prices of the non-US dollar currencies against the RMB will be allowed to move within a certain band announced by the People's Bank of China.

         The People's Bank of China will make adjustment of the RMB exchange rate band when necessary according to market development as well as the economic and financial situation. The People's Bank of China is responsible for maintaining the RMB exchange rate basically stable at an adaptive and equilibrium level.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Business Combination

         The Company accounts for its business combination using purchase method of accounting. This method requires that the acquisition cost be allocated to the assets acquired and liabilities assumed based on their fair value. The Company makes judgments and and estimate in determining the fair value of the assets and liabilities acquired.

         Goodwill and Intangible Assets

         Goodwill represents the excess of purchase price over fair value of the identifiable assets and liabilities acquired as a result of business acquisition. The Company adopts the Statement of Financial Accounting Board 142 Goodwill and Intangible Asset. Under SFAS 142, Goodwill is no longer amortized, but tested for impairment upon first adoption and annually thereafter, or more frequently when events or changes in circumstance indicate that it might be impaired. The Company assess its goodwill in accordance with SFAS 142.

         Interim financial information

         The unaudited balance sheet, the unaudited statements of income and cash flows have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In our opinion, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows as at September 30, 2005, and 2004, have been included. Readers of these financial statements should note that the interim results for the nine month periods ended September 30, 2005, and September 30, 2004, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Note 2-  SIGNIFICANT ACCOUNTING POLICIES (continued)

         Earnings (Loss) Per Share

         Basic earning(loss) per share is computed by dividing income(loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Since the Company's common stock currently does not trade, the dilutive effect of any warrants or convertible notes outstanding can not be determined.

Note 3-  ACCOUNTS RECEIVABLE

         Accounts receivable consist of the following: September 30 2005

         Accounts receivable                                       $  9,654,965
         less: Allowance for bad debt                                   772,913
                                                                   ------------
         Accounts  receivable, net                                 $  8,882,052
                                                                   ============


         During 2004, the Company recognized bad debt expenses of $538,843 relating to sales record in 2003. In 2003, the Company believed that all of the criteria for revenue recognition existed. However, during 2004 certain customers experienced deteriorating financial condition which resulted in non-payment of accounts receivable. While, the Company continues to pursue payment, due to the uncertainty of collection, the Company recorded a bad debt allowance for the accounts.

Note 4-  INVENTORY

         Inventory consists of following:

                                                                   September 30
                                                                       2005
                                                                   ------------
         Finished goods                                            $  2,223,705
         Packing materials and supplies                               1,889,985
         Work in progress                                             1,601,037
                                                                   ------------
                                                                   $  5,714,727
                                                                   ============

Note 5-  FIXED ASSETS

         Fixed assets consists of the following:

                                                                   September 30
                                                                       2005
                                                                   ------------

          Plant, Equipment                                         $  9,241,505
          Less: Accumulated depreciation                             (4,193,591)
                                                                   ------------
                                                                      5,047,913

          Construction in progress                                      310,481
                                                                   ------------
                                                                   $  5,358,394
                                                                   ============

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 6-  OTHER ASSETS

         Other assets consists of the following:

                                                                    September 30
                                                                        2005
                                                                    ------------

         Cost of land use right                                     $  4,670,389
         Less: Accumulated amortization                                   85,164
                                                                    ------------
                                                                       4,585,225

         Deferred consultant expenses                                    179,250
         Less: Accumulated amortization                                  125,339
                                                                    ------------
                                                                          53,911

         Laboratory use right                                            344,750
         Less: Accumulated amortization                                   69,824
                                                                    ------------
                                                                         274,926

         Computer software                                                 6,343
         Less: Accumulated amortization                                    5,638
                                                                    ------------
                                                                             705

         Goodwill                                                      5,198,887

         Deferred taxes                                                   84,024
                                                                    ------------
                                                                    $ 10,197,678
                                                                    ============

Note 7-  AMOUNT DUE TO SHAREHOLDERS

         Amounts due to shareholders consist of the following:
                                                                    September 30
                                                                        2005
                                                                    ------------
         Due to shareholders                                        $  1,512,534


         The amounts due to shareholders are unsecured, interest-free and have no fixed repayment terms.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



Note 8-  BUSINESS COMBINATIONS

         Effective August 28, 2004, the Company completed the acquisition of CBC, a British Virgin Islands corporation which is the parent, management company and holder of a 90% of the ownership interest in its only operating subsidiary, Chemsource, a company established in the People's Republic of China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. The Company exchanged 20,842,779 shares of its restricted common stock, par value $0.01 per share, for that number of shares of CBC that constitutes 100% of the equity interest of CBC, valued at $447,431 which represented the net asset of CBC at the acquisition date.

         The following summarizes the acquisition:

         Assets acquired                                            $ 1,077,242
         Liability assumed                                             (629,811)
                                                                    -----------
         Net assets of CBC at the acquisition date                  $   447,431
                                                                    ===========

         On September 29, 2004, the Company acquired a 75.7606% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd
         ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares valued at $1.00 per share or $1,200,000 and additional $1,600,000 as an additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments beginning in 2005.

         On June 11, 2005, the Company acquired a 51% ownership interest of Suzhou Erye Pharmaceutical Limited Company ("Erye"), a Chinese company established in Suzhou, China for $80,000 in cash and 3,300,000 of common shares valued at $1.00 per share or $3,300,000. Also, the Company will contribute an additional $2,200,000 to Erye for working capital and/or expansion purposes. The cash contribution is to be made in installments. The current shareholders will be entitled all profits made from June 11, 2005 to the date Government approval is granted for the change in ownership. On June 30, 2005, the Company owes Eyre's shareholders $600,000 of the purchase price.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

      Note 10-   COMMON STOCK

         On December 17, 2004, the Company issued 600,000 shares of common stock to Gang Zhu and another 600,000 shares of common stock to Fu Ying Chou, both are shareholders of Suzhou Hengyi Pharmaceutical Feedstock Co., Ltd. pursuant to the acquisition of Hengyi effective October 1, 2004.

         During October 2004 the Company engaged a consultant for six months ending March 31, 2005. The terms of the agreement are for the consultant to receive a cash payment of $4,000 plus 2,500 shares of common stock valued at $2,500 and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement with the first month free. The common shares are being valued at $1.00 per share and the warrants are valued at $0.58 per warrant for a total monthly cost to the Company of $10,205 for the consulting services.

         During January 2005, the Company issued $500,000 face value convertible notes payable 180 days from the date of issue with interest at 7% per annum. The notes are convertible into common stock of the Company at $1.00 per share. Attached to the notes are three year warrants that allow the holder to purchase shares of common stock at $1.50 per share. Relating to the convertible notes issuance, the Company paid investment banking fees of $40,000 in cash and issued 65,000 shares common stock valued at $65,000 and 26,666 three year warrants to purchase the Company's common stock at $1.50 per share valued at $3,200 using the Black-Schole pricing model for a total of $108,200 of note issuance expense to be amortized over the life of the note.

         On March 8, 2005, the Company issued 300,000 shares of common stock to China Pharmaceutical University located in Nanjing, China, pursuant to a joint laboratory agreement and agreed to invest $36,245 into the laboratory in the next five years. The value of the 300,000 shares has not been stated in the agreement. However, the management estimated the stock as $1.00 per share.

         During April 2005 the Company engaged a consultant for seven months ending October 31, 2005. The terms of the agreement are for the consultant to receive a cash payment of $50,000 plus 50,000 shares of common stock valued at $50,000. The Company also engaged another consultant for one year ended March 31, 2006. The term of this agreement is for the consultant to receive 60,000 shares of common stock valued at $60,000 and 35,000 three year warrants to purchase common stock at $2.00 per share valued at $19,250.

         During June 2005, the Company issued $1,090,000 face value convertible preferred with interest at 7% per annum to the investor. The Company issued to the investors shares of Series A Convertible Preferred Stock, face value $1.00 per share, purchase price US$1.00 per share, convertible at a ratio of 1:1 into shares of the common stock of the Company. The Company also issued to the investors one warrant for every one share of Series A Convertible Preferred Stock subscribed under the subscription agreement. The exercise price of these Warrants is $2.00 per share of common stock. Pursuant to these Warrants, the investors are entitled to purchase an aggregate amount of 1,090,000 shares of the Company's common stock. Relating to the convertible preferred shares issuing, the Company paid fees of $80,750 in cash, and issued 76,500 shares of common stock valued at $76,500, and 76,500 three year warrants to purchase the Company's common stock at $2.00 per share.

         During September 2005, the convertible notes due on September 30, 2005 were extended 90 days. Additionally, since the Company did not register the underlying stock for the conversion of the notes and warrants by July 30, a penalty provision was trigged, whereby the conversion price of the convertible notes drops $0.05 per month (at October 1, the conversion price was $0.70 per share) and the number of warrants the note holders was to receive increases 5% per month.

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 11-  WARRANT OUTSTANDING

         The following list the warrants outstanding as of September 30, 2005 which call for the common stock of the Company.


               HOLDERS             NUMBER   EXCISE PRICE      EXCISE PERIOD

         CFSG1                     10,000      $0.50      2004-10-1 through
                                                          October 2007

         Wellfleet Capital, LLP    26,667      $1.50      January 2005 through
                                                          January 2008

         Holders of Notes         450,000      $1.25      January 2005 through
                                                          January 2008

         Holders of Preferred
         Convertible            1,090,000      $2.00      3 years from the
                                                          effectiveness of the
                                                          company's registration
                                                          statement

         Wellfleet Capital, LLP    76,500      $2.00      3 years from the
                                                          effectiveness of the
                                                          company's registration
                                                          statement
                                 ------------
         Total                      1,653,167
                                 ============


         In October of 2004, the Company granted to CGF1 of the warrant right to purchase at 0.50 for a period of 3 years for its work as the Company's consultant. Total warrant amount to be purchase is 10,000.

         In January of 2005, the Company raised gross proceeds of $500,000 through the sales of promissory note to accredited investors ("Note"). The Company further granted to holders of the Note with warrant right to purchase at a price of $1.50 for a period of three years from the date of sales of the Note. The purchase price shall be $1.50 per share with the underlying shares to be registered within 120 days after the date of sales of the Note. The Company agreed to prepare and file with the SEC a registration statement covering the resale of the common stock on or before April 30, 2005 for certain investors. If such registration statement covering the shares of common stock to which the promissory note can be converted was not declared effective on or before April 30, 2005, then the conversion price will be reduced by 5% or $0.05 per share and the warrant amount will be increased by 5% per month for every month. To such date there is no effective registration statement for the underlying securities. As of the September 30, 2005, the Note of amounting of $450,000 has been agreed extend until December 31, 2005. Total warrant amount, including compensation for late registration, to be purchased is 450,000. The price is reduced to $1.25.

         In January of 2005, the Company granted to Wellfleet Capital, LLP of the warrant right to purchase at a price of $1.50 for a period of three years for its work of $500,000 proceeds raised through the sale of the promissory note. Total warrant amount to be purchase is 26,667.



                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE11-  WARRANT OUTSTANDING (CONTINUED)

         In June of 2005, the Company has conducted a private placement of $1,090,000 through issuance of Series A Convertible Preferred Stock with face value of $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into shares of the common stock of the Company. The Company also issued to the Investors one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the subscription agreement. The exercise price of these Warrants is $2.00 per share of common stock. Pursuant to these Warrants, the Investors are entitled to purchase an aggregate amount of 1,090,000 shares of the Company's common stock. These Warrants will expire three
         (3) years from the effectiveness of the registration statement that the Company is required to file with the SEC. The Company is required to file with the Securities and Exchange Commission a registration statement, covering the resale of all the shares of common stock to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Warrants issued or issuable to investors before October 15, 2005 If such registration statement is not declared effective on or before October 15, 2005, then the conversion price will be reduced by 5% or $0.05 per share and the warrant amount will be increased by 5% per month for every month. To such date there is no effective registration statement for the underlying securities.

         In June of 2005, the Company granted to Wellfleet Capital, LLP of the warrant right to purchase at a price of $2.00 for a period of three years for its work of $1,090,000 proceeds raised through the sale of Series A Convertible Preferred Stock. Total warrant amount to be purchase is 76,500.




NOTE12-  PRO FORMA

         On June 11, 2005,  the Company  entered  into an agreement  with Suzhou
         Erye Pharmaceutical Manufacturing Ltd. To purchase 51% of the ownership controlling interest the manufacturer. The Company determined the acquisition date was June 11, 2005 and consolidated the revenue, cost, expenses and income subsequent to the acquisition date. The following unaudited pro forma information is prepared as if the acquisition of Erye were consummated at the beginning of the fiscal year presented.


                                            Twelve Months Ended    Nine Months Ended
                                              December 31 2004     September 30, 2005

         Revenue                                  21,185,949           21,751,150
         Net Income                                  831,713            1,165,339
         Basic and diluted  EPS                         0.03                 0.04
         Weighted Average Shares Outstanding      24,358,757           26,218,201


                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                                                                 September 30,
                                                                                      2005
                                                                                 -------------
Current Assets:
       Cash                                                                      $   2,154,096
       Accounts receivable-net (Note 3)                                             12,091,547
       Prepaid expenses                                                                809,047
       Inventory (Note 4)                                                            7,423,763
       Loan to Shareholders                                                                  0
                                                                                 -------------

              Total current assets                                                  22,478,455
Fixed Assets, net (Note 5)                                                           7,273,084
Other Assets (Note 6)                                                               10,477,573
                                                                                 -------------
              Total Assets                                                       $  40,229,112
                                                                                 =============
LIABILITIES AND SHAREHOLDERS' EQUITY
       Current Liabilities:
       Bank Loan                                                                 $   5,991,612
       Accounts Payable                                                              9,269,279
       Other Payable                                                                 4,075,231
       Income taxes payable                                                            793,103
       Deferred revenue                                                                888,233
       Due to RPT                                                                    1,855,574
       Due to Shareholders                                                           2,488,260
       Due to Erye's Shareholders                                                      600,000
       Bond Payable                                                                    450,000
                                                                                 -------------

              Total Current Liabilities                                             26,411,293
Long-term Liabilities
       Long-termLoan                                                                   652,102
                                                                                 -------------
              Total Long-term Loan                                                     652,102
Minority interests                                                                   4,489,656
Shareholders' Equity:
       Preferred stock, $0.01 par value, 10,000,000 shares authorized;                  10,900
           1,090,000 shares issued and outstanding as of September 30, 2005
       Common stock, $0.01 par value, 200,000,000 shares authorized;28,210,257
           shares issued and outstanding as of September 30, 2005                      282,103
       Common stock to be issued                                                           125
       Additional Paid-in capital                                                    6,137,828
       Retained earnings                                                             2,248,442
       Accumulated comprehensive (loss)                                                 (3,339)
                                                                                 -------------
              Shareholders' Equity                                                   8,676,059
                                                                                 -------------
Total Liabilities and Shareholders' Equity                                       $  40,229,112
                                                                                 =============

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
              (FORMERLY GLOBUS GROWTH GROUP INC.) AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)


                                                                 For Nine Month
                                                                      Ended
                                                                  September 30,
                                                                      2005
                                                                 --------------

Revenues
         Sales                                                       16,433,049
         Cost of sales                                                9,442,637
         Business tax                                                 1,151,299
                                                                 --------------
                  Gross Profit                                        5,839,112

Operating Expenses
         General and administrative                                   3,005,859
                                                                 --------------
                  Income from operations                              2,833,253

Other income:

Other income, net                                                       (35,694)
                                                                 --------------
Income before income taxes                                            2,797,559

Income taxes                                                               --

Minority interest                                                     1,140,727
                                                                 --------------
Net income                                                            1,656,832

Foreign currency translation gain(loss)                                    --
                                                                 --------------
Comprehensive Income                                                  1,656,832
                                                                 ==============

Basic and Fully Diluted Earnings per Share                                (0.06)
                                                                 ==============

Weighted average shares outstanding                                  28,218,201
                                                                 ==============

PART II.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         As permitted by applicable law, our Bylaws provide that we will indemnify our officers, directors, employees, consultants and agents. This includes indemnification against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of our company. However, they will not be indemnified if they are adjudged to have acted with gross negligence, engaged in willful misconduct, knowingly violated the law, breached their duty of loyalty or received improper personal benefit. We will bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to our directors, officers and controlling persons (within the meaning of the Securities Exchange Act) pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.



Filing Fee                                                           $ 4,000.00
Accounting and Audit Fees                                            $10,000.00
Legal Fees and Expense                                               $75,000.00*
Printing and Engraving Expenses  (includes EDGAR service)            $ 1,000.00*
Total estimated expenses                                             $90,000.00*
*Estimated


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

         In January 2005, we sold $500,000 convertible notes to twenty (20) accredited investors and issued to the investors one (1) warrant for every one
(1) share of common stock that the convertible notes can convert into. As of December 31, 2005, all of the convertible notes have been either converted into shares of our common stock or have been redeemed. We also issued WestPark Capital Inc. ("WestPark"). Acted as our placement agent, 65,000 shares of common stock in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 shares of our common stock. This transaction was exempt from registration under section 4(2) of the Securities Act.

         In June, 2005, we sold our Series A Convertible Preferred Stock to twenty eight (28) accredited investors and we also issued to the investors one
(1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed. In consideration of WestPark's services, we issued to WestPark 76,500 common stock in consideration of its service as our private placement agent and 76,500 warrants representing the right to purchase up to 76,500 shares of our common stock. This transaction was exempt from registration under section 4(2) of the Securities Act.

         On October 19, 2005, we sold our Series A Convertible Preferred Stock to three (3) accredited investors and we also issued to the investors one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed. We issued to WestPark 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock. This transaction was exempt from registration under section 4(2) of the Securities Act.

         On February 2, 2006, we sold one million (1,000,000) shares of our common stock to GCE at $1.00 per share and we also issued to GCE one million (1,000,000) warrants with an exercise price of $1.26. This transaction was exempt from registration under section 4(2) of the Securities Act.

         Private placement closed on March 10 , 2006 (the "Subsequent Common Stock Private Placement")

         On March 10, 2006, we sold 6,831,683 shares of our common stock to various investors at a price of $1.01 per share and we also issued to 6,831,684 warrants to these investors with an exercise price of $1.26. This transaction was exempt from registration under section 4(2) of the Securities Act.



EXHIBITS

A.       Exhibits (*documents filed with this registration statement)

EXHIBIT NO.        DESCRIPTION
-----------        -----------

2.1 Agreement and Plan of Merger, dated June 24, 2004, by and between Globus Growth Group, Inc. and China Biopharmaceuticals Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.1               Amendment  and  Restatement  of Articles of  Incorporation  of
                  CHINA BIOPHARMACEUTICALS HOLDINGS, INC. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4,
                  2004)

3.2               Bylaws   of   CHINA    BIOPHARMACEUTICALS    HOLDINGS,    INC.
                  (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

5.1               Legal opinion of Baker & Mckenzie LLP

10.1 Form of common stock purchase warrant issued in January 2005 in the private placement of the convertible notes.

10.2 Form of Subscription Agreement between the Company and the Subscribers relating to the Series A Convertible Preferred Stock

10.3 Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock

10.4 Form of common stock purchase warrant issued in the private placements of the Series A Convertible Preferred Stock.

10.5 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed with the SEC on February 8, 2006).

10.6 Form of Registration Rights Agreeement in connection with the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed with the SEC on February 8, 2006).

10.7 Form of common stock purchase warrant issued in the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.3 to form 8-K/A filed with the SEC on February 8, 2006).

10.8 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on March 14, 2006).

10.9 Form of Registration Rights Agreeement in connection with the private placement of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on March 14, 2006).

10.10 Form of common stock purchase warrant issued on March 10, 2006 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed with the SEC on March 14, 2006).

10.11 Employment Agreement with MAO Peng dated August 29, 2004 (incorporated by reference to Exhibit 10.1 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.12 Employment Agreement with HUANG Chentai dated August 29, 2004 (incorporated by reference to Exhibit 10.2 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.13 Employment Agreement with AN Lufan dated August 29, 2004 (incorporated by reference to Exhibit 10.3 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.14 Employment Agreement with LIU Xiaohao dated August 29, 2004 (incorporated by reference to Exhibit 10.4 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.15 Employment Agreement with Zhang, Lu Yong dated August 29, 2004 (incorporated by reference to Exhibit 10.5 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.16 Cooperation Agreement between our company and China Pharmaceutical University dated August 26, 2004 (incorporated by reference to Exhibit 10.6 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.17 Restated Amendment to a Share Purchase Agreement by and among Zhu Gang, Zhou Fuying and China Biopharmaceuticals Holdings, Inc.dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on April 14, 2005)

10.18 Purchase Agreement between the Registrant and the shareholders of Erye represented by Mr. Shi Mingsheng dated as of June 11, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on June 14, 2005)

10.19 Agreement between China Biopharmaceuticals Corporation and 4 shareholders of Tianyin including and represented by Mr. Jiang Guoqing dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K, filed with the SEC on January 5, 2006)

16.1 Letter from Eisner LLP on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K/A, filed with the SEC on September 20, 2004)

16.2 Letter from Weinberg & Company, P.A., on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on February 10, 2005)

16.3 Letter from BDO Reanda, Certified Public Accountants on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on March 10,
                  2005)

16.4 Letter from Kempsty & Company Certified Public Accountants, PC, Certified Public Accountants on Change in Certifying Accountants (incorporate by reference to the current report on Form 8-K, filed with the SEC on December 29, 2005)

21.1              List of Subsidiaries of the Registrant

23.1 Consent of Kempisty & Company Certified Public Accountants, Certified Public Accountants

24.1              Power of Attorney (contained on signature page)


B.       Financial Statement Schedules

All schedules are omitted because they are not applicable or the required formation is shown in our consolidated financial statements and related noted attached to the prospectus.

UNDERTAKINGS
------------

(1) The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

         (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(5) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, People's Republic of China, on the date specified below.

         Dated: March 24 , 2006


                              CHINA BIOPHARMACEUTICALS HOLDINGS, INC.


                              By: /s/ MAO Peng
                              --------------------------------------------------
                              Name: MAO Peng
                              Title: Chief Executive Officer and Chairman of the Board


                                POWER OF ATTORNEY


         We, the undersigned directors and officers of China Biopharmaceuticals Holdings, Inc., do hereby constitute and appoint MAO Peng, acting individually, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us an d in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                         DATE
---------------------     ------------------------------------    --------------

/s/ MAO Peng              Chairman and Chief Executive Officer    March 24, 2006
MAO Peng

/s/ HUNAG Chentai         Chief Financial Officer                 March 24, 2006
HUANG Chentai

/s/ AN Lufan              Director, President                     March 24, 2006
AN Lufan

/s/ LIU Xiaohao           Director, Vice President                March 24, 2006
LIU Xiaohao

/s/ Stephen E. Globus     Director                                March 24, 2006
Stephen E. GLOBUS

                                  EXHIBIT INDEX

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

         The following exhibits are included as part of this Registration Statement.

EXHIBIT NO.        DESCRIPTION
-----------        -----------

2.1 Agreement and Plan of Merger, dated June 24, 2004, by and between Globus Growth Group, Inc. and China Biopharmaceuticals Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.1               Amendment  and  Restatement  of Articles of  Incorporation  of
                  CHINA BIOPHARMACEUTICALS HOLDINGS, INC. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4,
                  2004)

3.2               Bylaws   of   CHINA    BIOPHARMACEUTICALS    HOLDINGS,    INC.
                  (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

5.1               Legal opinion of Baker & Mckenzie LLP

10.1 Form of common stock purchase warrant issued in January 2005 in the private placement of the convertible notes.

10.2 Form of Subscription Agreement between the Company and the Subscribers relating to the Series A Convertible Preferred Stock

10.3 Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock

10.4 Form of common stock purchase warrant issued in the private placements of the Series A Convertible Preferred Stock.

10.5 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed with the SEC on February 8, 2006).

10.6 Form of Registration Rights Agreeement in connection with the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed with the SEC on February 8, 2006).

10.7 Form of common stock purchase warrant issued in the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.3 to form 8-K/A filed with the SEC on February 8, 2006).

10.8 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the SEC on March 14, 2006).

10.9 Form of Registration Rights Agreeement in connection with the private placement of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on March 14, 2006).

10.10 Form of common stock purchase warrant issued on March 10, 2006 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed with the SEC on March 14, 2006).

10.11 Employment Agreement with MAO Peng dated August 29, 2004 (incorporated by reference to Exhibit 10.1 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.12 Employment Agreement with HUANG Chentai dated August 29, 2004 (incorporated by reference to Exhibit 10.2 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.13 Employment Agreement with AN Lufan dated August 29, 2004 (incorporated by reference to Exhibit 10.3 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.14 Employment Agreement with LIU Xiaohao dated August 29, 2004 (incorporated by reference to Exhibit 10.4 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.15 Employment Agreement with Zhang, Lu Yong dated August 29, 2004 (incorporated by reference to Exhibit 10.5 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.16 Cooperation Agreement between our company and China Pharmaceutical University dated August 26, 2004 (incorporated by reference to Exhibit 10.6 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.17 Restated Amendment to a Share Purchase Agreement by and among Zhu Gang, Zhou Fuying and China Biopharmaceuticals Holdings, Inc.dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on April 14, 2005)

10.18 Purchase Agreement between the Registrant and the shareholders of Erye represented by Mr. Shi Mingsheng dated as of June 11, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on June 14, 2005)

10.19 Agreement between China Biopharmaceuticals Corporation and 4 shareholders of Tianyin including and represented by Mr. Jiang Guoqing dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K, filed with the SEC on January 5, 2006)

16.1 Letter from Eisner LLP on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K/A, filed with the SEC on September 20, 2004)

16.2 Letter from Weinberg & Company, P.A., on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on February 10, 2005)

16.3 Letter from BDO Reanda, Certified Public Accountants on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on March 10,
                  2005)

16.4 Letter from Kempsty & Company Certified Public Accountants, PC, Certified Public Accountants on Change in Certifying Accountants (incorporate by reference to the current report on Form 8-K, filed with the SEC on December 29, 2005)

21.1              List of Subsidiaries of the Registrant

23.1 Consent of Kempisty & Company Certified Public Accountants, Certified Public Accountants

24.1              Power of Attorney (contained on signature page)